Exhibit 1.1

APPROVED BY

GENERAL MEETING OF SHAREHOLDERS

OF MOBILE TELESYSTEMS

OPEN JOINT STOCK COMPANY

JUNE 24, 2010, MINUTES NO. 25

MOBILE TELESYSTEMS

OPEN JOINT STOCK COMPANY

COMPANY CHARTER

(Rev. 8)

MOSCOW

2010

PART 1. THE COMPANY	3
1. GENERAL PROVISIONS	3
2. MISSION, SUBJECT AND TYPES OF COMPANY ACTIVITIES	6
3. LEGAL STATUS OF THE COMPANY	7
4. PROPERTY OF THE COMPANY	7
5. BRANCHES AND REPRESENTATIVE OFFICES OF THE COMPANY	8
6. DIVIDENDS OF THE COMPANY	10
7. FUNDS OF THE COMPANY	11
8. ACCOUNTING AND REPORTING IN THE COMPANY	11
9. INFORMATION ABOUT THE COMPANY	12
10. REORGANIZATION AND LIQUIDATION OF THE COMPANY	12
11. CHARTER OF THE COMPANY	13
PART II. CHARTER CAPITAL OF THE COMPANY	13
12. CHARTER CAPITAL OF THE COMPANY, GENERAL PROVISIONS	13
13. INCREASE OF CHARTER CAPITAL OF THE COMPANY	13
14. DECREASE OF COMPANY CHARTER CAPITAL	14
PART III. SHARES AND OTHER EQUITY SECURUTIES OF THE COMPANY	15
15. SHARES OF THE COMPANY	15
16. BONDS AND OTHER EQUITY SECURITIES OF THE COMPANY	15
17. CONSOLIDATION AND SPLITTING OF SHARES	16
18. PAYMENT FOR SHARES AND OTHER EQUITY SECURITIES AT THEIR PLACEMENT	16
19. ACQUISITION OF PLACED SHARES BY THE COMPANY	17
20. REDEMPTION OF COMPANY SHARES AT SHAREHOLDERS’ REQUEST	17
PART IV. SHAREHOLDERS OF THE COMPANY	17
21. SHAREHOLDERS OF THE COMPANY	17
22. SHAREHOLDER REGISTER OF THE COMPANY	17
23 SHAREHODERS’ RIGHTS	18
24. SHAREHODERS’ OBLIGATIONS	19
PART V. REGULATORY BODIES OF THE COMPANY	20
25. THE STRUCTURE OF REGULATORY BODIES OF THE COMPANY	20
26. GENERAL MEETING OF COMPANY SHAREHOLDERS	20
27. TERMS OF REFERENCE OF GENERAL MEETING OF SHAREHOLDERS	20
28. PREPARATION AND CALLING OF GENERAL MEETING OF SHAREHOLDERS	24
29. HOLDING OF GENERAL MEETING OF SHAREHOLDERS	26
30.DOCUMENTS OF THE GENERAL MEETING OF THE COMPANY’S SHAREHOLDERS	29
31. BOARD OF DIRECTORS OF THE COMPANY	29
32. TERMS OF REFERENCE OF BOARD OF DIRECTORS OF THE COMPANY	30
33. MEETINGS OF BOARD OF DIRECTORS OF THE COMPANY	35
34. EXECUTIVE BODIES OF THE COMPANY	36
35. MANAGEMENT OF THE COMPANY	37
36. PRESIDENT OF THE COMPANY	38
PART VI. CONTROL OF FINANCIAL AND ECONOMIC ACTIVITIES OF THE COMPANY	39
37. AUDITOR OF THE COMPANY	39
38. AUDIT COMMISSION OF THE COMPANY	39

PART 1. THE COMPANY

1. GENERAL PROVISIONS

1.1 Mobile TeleSystems Open Joint Stock Company (hereinafter the “Company”) was registered with the State Registration Chamber at the Russian Federation’s Ministry of Justice on March 1, 2000 under registration number of R-7882.16.

1.2 On September 2, 2002, an entry was made into the Consolidated State Register of Legal Entities, to include the Company as an entity registered prior to July 1, 2002, and having Primary state registration number of 1027700149124.

1.3 The Company was established and acts in accordance with the Civil Code of the Russian Federation, the Federal Law “On Joint Stock Companies”, other normative legal acts of the Russian Federation and with this Charter.

1.4 A full trade name of the Company in the Russian language shall be:

1.5 A short trade name of the Company in the Russian language shall be: OAO «MTC» or OAO

1.6 A full trade name of the Company in the English language shall be: Mobile TeleSystems Open Joint Stock Company.

1.7 An abbreviated trade name of the Company in the English language shall be: MTS OJSC.

1.8 The location of the Company shall be: 4 Marksistskaya St., Moscow 109147, Russian Federation.

1.9 The duration of the Company shall be unlimited.

1.10 Information about Company’s reorganizations and legal successions:

(1)  The Company was established by way of reorganization in form of a merger of Mobile TeleSystems Closed Joint Stock Company (registered on October 28, 1993 with the Moscow Registration Chamber, under the number of 027.941, and, on September 21, 1994, with the State Registration Chamber, under the registration number of R-3566.16) and of Russian Telephone Company Closed Joint Stock Company (registered on July 21, 1995 with the Moscow Registration Chamber, under the registration number of 634.535, and, on August 19, 1996, with the State Registration Chamber under the registration number of R-6068.16).

(2) The Company is a legal successor of the Mobile TeleSystems Closed Joint Stock Company and the Russian Telephone Company Closed Joint Stock Company with respect to all rights and obligations.

(3) The Company is a legal successor of all rights and obligations to Rosico Closed Joint Stock Company (registered with Moscow Registration Chamber at the Moscow Government on March 4, 1994 under the number of 005.821 and entered into the Consolidated State Register of Legal Entities on December 18, 2002 by the Moscow Office of the Russian Federation’s Ministry for Taxes and Levies under Primary state registration number of 1027700547126), which, on June 9, 2003 was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(4) The Company is a legal successor of all rights and obligations, to Amur Cellular Communications Closed Joint Stock Company (registered with the Administration of Blagoveshchensk on April 11, 1996 under the number of 189P and entered into the Consolidated State Register of Legal Entities on August 27, 2002 by the Regional Inspectorate No. 1 for Amur Region at Russian Federation’s Ministry for Taxes and Levies under Primary state registration number of 1022800511810), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(5)The Company is a legal successor of all rights and obligations to Dontelecom Closed Joint Stock Company (registered with the Administration of Rostov Region on April 14, 1994 under the number of C -1160/231 and entered into the Consolidated State Register of Legal Entities on October 25, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Proletarsky District of Rostov-on-Don under Primary state registration number of 1026104143944), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(6) The Company is a legal successor of all rights and obligations to Kuban-GSM Closed Joint Stock Company (registered with the Krasnodar Registration Chamber on May 15, 1997 under number of 6948 and entered into the Consolidated State Register of Legal Entities on July 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Krasnodar under Primary state registration number of 1022301190779), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(7) The Company is a legal successor of all rights and obligations of Mobile TeleSystems-Barnaul Closed Joint Stock Company (registered by the Order of the Administration of the Octyabrsky District of Barnaul on April 25, 2000 under number of 1287 and entered into the Consolidated State Register of Legal Entities on September 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for Octyabrsky District of Barnaul, Altai Territory under Primary state registration number of 102201506854), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(8) The Company is a legal successor of all rights and obligations to Mobile TeleSystems-Nizhny Novgorod Closed Joint Stock Company (registered with the Nizhny Novgorod Registration Chamber on January 22, 2001 under number of 4583 and entered into the Consolidated State Register of Legal Entities on August 14, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Soviet District of Nizhny Novgorod under Primary state registration number of 1025203721168), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(9) The Company is a legal successor of all rights and obligations to Telecom-900 Closed Joint Stock Company (registered with the Moscow Registration Chamber on September 2, 1999 under number of 001.455.369 and entered into the Consolidated State Register of Legal Entities on September 11, 2002 by the Russian Ministry for Taxes and Levies Interdistrict Inspectorate No. 39 for Moscow under primary state registration number of 1027739174682), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(10) The Company is a legal successor of all rights and obligations to Telecom-XXI Open Joint Stock Company (registered by the Resolution of the Saint Petersburg Registration Chamber on April 4, 1997 under number of 68581 and entered into the Consolidated State Register of Legal Entities on August 21, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Saint Petersburg under primary state registration number of 1027809176031), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(11) The Company is a legal successor of all rights and obligations to Udmurt Digital Networks-900 Closed Joint Stock Company (registered with the Administration of the Octyabrsky District of Izhevsk, Udmurt Republic on May 21, 1996 under number of 598/1 and entered into the Consolidated State Register of Legal Entities on December 10, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Octyabrsky District of Izhevsk, Republic of Udmurtia under primary state registration number of 1021801168058), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(12) The Company is a legal successor of all rights and obligations to Horizon-RT Open Joint Stock Company (registered with the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, Sakha Republic (Yakutia) on September 26, 2003 and entered into the Consolidated State Register of Legal Entities on September 26, 2003 by the Russian Ministry for Taxes and Levies Inspectorate for Yakutsk, Sakha Republic (Yakutia) under primary state registration number 1031402065419), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(13) The Company is a legal successor of all rights and obligations to Uraltel Closed Joint Stock Company (registered with the Government of the Sverdlovsk Region on July 23, 1993 under number P-2417.16 and entered into the Consolidated State Register of Legal Entities on October 7, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Verkh-Issetsky District of Ekaterinburg under primary state registration number 1026602321206), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(14) The Company is a legal successor of all rights and obligations to Far East Cellular Systems-900 Closed Joint Stock Company (registered with the Administration of Khabarovsk on July 17, 1996 under number of 002753-A and entered into the Consolidated State Register of Legal Entities on July 30, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central District of Khabarovsk under Primary state registration number of 1022700911122), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(15) The Company is a legal successor of all rights and obligations to Siberian Cellular Systems-900 Closed Joint Stock Company (registered with the Novosibirsk Municipal Registration Chamber on November 29, 1996 under number of 7816 and entered into the Consolidated State Register of Legal Entities on November 23, 2002 by the Russian Ministry for Taxes and Levies’  Inspectorate for the Central District of Novosibirsk under Primary state registration number of 1025402480102), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(16) The Company is a legal successor of all rights and obligations to TAIF-TELCOM Open Joint Stock Company (registered with the State Registration Chamber with the Ministry of Justice of the Republic of Tatarstan on April 4, 2000 under number of 1213/K-1(50-02) and entered into the Consolidated State Register of Legal Entities on July 23, 2002 by the Russian Ministry for Taxes

and Levies’  Interdistrict Inspectorate No. 14 for the Republic of Tatarstan under Primary state registration number of 1021602825397), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(17) The Company is a legal successor of all rights and obligations to Tomsk Cellular Communications Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for Tomsk on September 30, 2005 and entered into the Consolidated State Register of Legal Entities on September 30, 2005 by the Federal Tax Service Inspectorate for Tomsk under Primary state registration number of 1057002621280), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(18) The Company is a legal successor of all rights and obligations to SibChallenge Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk on October 3, 2005 and entered into the Consolidated State Register of Legal Entities on October 3, 2005 by the Federal Tax Service Inspectorate for the Central District of Krasnoyarsk under Primary state registration number of 1052466370648), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(19) The Company is a legal successor of all rights and obligations to BM Telecom Closed Joint Stock Company (registered with the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa on October 3, 2005 and entered into the Consolidated State Register of Legal Entities on October 3, 2005 by the Federal Tax Service Inspectorate for the Octyabrsky District of Ufa under Primary state registration number of 1050204327557), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(20) The Company is a legal successor of all rights and obligations to MTS-RTK Closed Joint Stock Company (registered with the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow on October 4, 2005 and entered into the Consolidated State Register of Legal Entities on October 4, 2005 by the Federal Tax Service Interdistrict Inspectorate No. 46 for Moscow under Primary state registration number of 1057748460660), which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(21) The Company is a legal successor of all rights and obligations to ReCom Open Joint Stock Company ( registered with the Orel Registration Chamber on February, 26, 1998  under the number of 1244-C and entered into Consolidated State Register of Legal Entities on August 7, 2002 by the Federal Tax Service Inspectorate for the Sovietsky district of Orel city under Primary state registration number of 1025700824544) which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(22) The company is a legal successor of all rights and obligations to Telesot-Alania Closed Joint Stock Company (registered with the local home-rule administration of the Promyshlenny district of Vladikavkaz on May 14, 1997 under the number of 1893 and entered into Consolidated State Register of Legal Entities on December 30, 2002 by the Federal Tax Service Inspectorate for the North-West municipality district of Vladikavkaz city of the North Ossetia/Alania Republic under Primary state registration number of 1021500773546) which was reorganized by way of merger with Mobile TeleSystems Open Joint Stock Company.

(23) The Company is a legal successor of all rights and obligations to Astrakhan Mobile Closed Joint Stock Company (registered with the Department of Foreign Relations and External Economic Relations of Astrakhan Region Administration on January 17, 1995 under No. 1112/081 and entered into the Consolidated State Register of Legal Entities on August 26, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Kirov municipal district of the city of Astrakhan under Primary state registration number 1023000819401), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(24) The Company is a legal successor of all rights and obligations to Mar Mobile GSM Closed Joint Stock Company (registered with the State Registration Chamber under the authority of the Ministry of Justice of the Mari El Republic on November 15, 2000 under No. 4097 and entered into the Consolidated State Register of Legal Entities on July 17, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the city of Ioshkar Ola under Primary state registration number 1021200750702), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(25) The Company is a legal successor of all rights and obligations to Volgograd Mobile Closed Joint Stock Company (registered with the State Registration Chamber under the authority of the RF Ministry of Economy on June 23, 1995 under No. P-5193.16 and entered into the Consolidated State Register of Legal Entities on November 14, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the Central municipal district of the city of Volgograd under Primary state registration number 1023403440147), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(26) The Company is a legal successor of all rights and obligations to PRIMTEFON Closed Joint Stock Company (registered with the State Registration Chamber under the authority of the Ministry of Justice of the Russian Federation on August 02, 2001 under No. P-877.16.6 and entered into the Consolidated State Register of Legal Entities on October 31, 2002 by the Russian Federal Tax Service Inspectorate for the Lenin municipal district of the city of Vladivostok under Primary state registration number 1022501282671), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(27) The Company is a legal successor of all rights and obligations to Mobile Communication Systems Open Joint Stock Company (registered with the Omsk City Registration Chamber on September 17, 1996 under No. 38608040 and entered into the Consolidated State Register of Legal Entities on September 02, 2002 by the Russian Ministry for Taxes and Levies Inspectorate No. 2 for the Central municipal district of the city of Omsk under Primary state registration number 1025500973728), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

(28) The Company is a legal successor of all rights and obligations to BashCEL Closed Joint Stock Company (registered with the State Registration Chamber under the authority of the Ministry of External Relations of the Bashkortostan Republic on November 28, 1997 under No. 80/083- and entered into the Consolidated State Register of Legal Entities on June 28, 2002 by the Russian Ministry for Taxes and Levies Inspectorate for the city of Agidel of the Bashkortostan Republic under Primary state registration number 1020201436639), which was reorganized by way of merger into Mobile TeleSystems Open Joint Stock Company.

2. MISSION, SUBJECT AND TYPES OF COMPANY ACTIVITIES

2.1 The purpose of the Company’s economic activity shall be: to make profit by planning, marketing, and operating a radiotelephone mobile cellular network in the regions specified in the licenses issued to the Company by an empowered government body.

2.2 To achieve the above stated purposes the Company’s activities shall include:

(1) operations in the area of telecommunications;

(2) operations in the area of telephone communications;

(3) operations in the area of fixed telephone communications;

(4) operations in the area of mobile communications;

(5) operations in the area of data transmission;

(6) operations in the area of telematic services;

(7) other operations in the area of telecommunications;

(8) cooperation with national and international GSM operators inside and outside the territory of the Russian Federation to ensure the optimal level of service for the Company’s customers;

(9) cooperation with certain telephone operators in Moscow and the Russian Federation as well as with international telecom operators;

10) settlement of accounts with customers, commercial and financial management of the network in accordance with accepted international practices;

(11) implementation and marketing of value added mobile telecom services;

(12) importation, sales, leasing, installation and maintenance of terminals and related accessories;

(13) operation and maintenance of monitoring equipment for GSM networks;

(14) protection of state secret data in compliance with the current legislation of the Russian Federation;

(15) carrying out of works with the use of state secret data and (or) provision of services in the area of state secret data protection;

(16) any other activities following decisions of the Board of Directors that further the achievement of the Company’s principal goals.

2.3 The company may carry out any other types of activity to the extent not prohibited by the current RF laws.

2.4 Those types of activity that are subject to licensing shall be carried out on the basis of corresponding licenses.

3. LEGAL STATUS OF THE COMPANY

3.1 The Company is a legal entity under the Russian laws, with its own separate property reflected in Company’s own balance sheet, and is entitled to acquire and exercise proprietary and personal non-property rights in its own name; it may accept obligations and to sue and be sued in a court.

3.2 The Company shall have a round seal bearing a Company full name in the Russian language and a reference to the Primary state registration number, letterheads with the Company full name as well as trade marks registered as stipulated by laws. The Company may have a seal, stamps and letterheads with the Company full name in the Russian and English languages, as well as an emblem and other means of visual identification.

3.3 The Company is entitled to participate, in conformity with relevant regulations, in the establishment of other organizations both within the Russian Federation and abroad, to have subsidiaries and affiliates on the territory of the Russian Federation and abroad, to acquire shares (equities) in their charter capitals, buildings, structures, land and other immobility, securities, as well as any other property which may be an object of the ownership right according to the current laws.

3.4 In order to attract additional funds, the Company shall be entitled to issue securities of various classes, whose circulation is permitted by current laws of the Russian Federation, including registered shares, bonds and other securities, and to independently define the conditions of their issue and placement according to laws of the Russian Federation and this Charter.

3.5 The Company shall be entitled to participate in holding companies, financial/industrial groups, associations and other amalgamations of commercial organizations on the terms that are not in contradiction to the current laws of the Russian Federation and this Charter.

3.6 The Company shall be entitled to take part in unions, associations and other unions of organizations on the terms that are not in contradiction to current laws of the Russian Federation and this Charter. The Company shall be entitled to cooperate with international financial organizations in any form that is not prohibited by law.

3.7 The Company acquires civil rights and assumes liabilities through its bodies, acting in conformity with the law and this Charter.

3.8 The Company shall not liable for the obligations of its shareholders, and the shareholders shall not liable for the obligations of the Company and bear the risk of damages, associated with its activities, within the cost of the shares owned by them. The Company shall not be liable for obligations of the state and its bodies, and the state and its bodies shall not be liable for the obligations of the Company.

3.9 The Company, in pursuing the state, social, economic and tax policies, shall be responsible for safekeeping of company’s documents (administrative, financial and logistical, concerning the personnel etc.); it ensures the transfer for storage by the state in the Moscow central archives of the documents of scientific and historical importance in compliance with the list of documents agreed with “Mosgorarkhiv” association; documents on personnel shall be kept and used in the established manner.

3.10 The Company performs state activities on mobilization preparation according to the current laws of the Russian Federation and Moscow Government regulatory documents.

3.11  The Company undertakes to be in compliance with the current legislation of the Russian Federation as of the state secrect concerned.

4. PROPERTY OF THE COMPANY

4.1 The Company is the owner of its property, including the property, transferred to the Company by its shareholders. The Shareholders of the Company have no right of ownership for the property contributed to the charter capital of the Company.

4.2 The Company shall exercise its right to free possession, use and disposal of property in its ownership in compliance with the Russian laws.

4.3 Major transactions and party-related transactions shall be entered into by the Company solely with approval of a General Meeting of the shareholders or of the Board of Directors, according to the procedure stipulated in sub-clauses 27.1.23 — 27.1.29, 32.2.17 — 32.2.18 of this Charter, and following requirements of the current laws of the Russian Federation.

4.4 The property of the Company consists of the fixed assets and working capital, as well as of other property, the cost of which is accounted for in the Company own balance. The sources of property build-up, income, balance and net profit of the Company are formed in the way prescribed by the laws of the Russian Federation.

5. BRANCHES AND REPRESENTATIVE OFFICES OF THE COMPANY

5.1 The Company may, following the adopted procedure, establish branches and representative offices both on the territory of Russia and abroad that act on the basis of relevant provisions endorsed by the Company’s Board of Directors. Branches and representative offices shall not be deemed legal entities, their heads are appointed by the President and they act within the powers vested in them by a power of attorney issued to them.  The company Charter shall contain information on branches and representative offices of the Company.

5.2   The Company has the following branches;

(1) Branch of Mobile TeleSystems Open Joint Stock Company in the North-West Macro-region. Location of branch: 8, Italyanskaya St., Saint-Petersburg, Russian Federation.

(2) Branch of Mobile TeleSystems Open Joint Stock Company in Syktyvkar, the Republic of Komi. Location of branch: Syktyvkar, Republic of Komi, Russian Federation.

(3) Branch of Mobile TeleSystems Open Joint Stock Company in Pskov. Location of branch: Pskov, Pskov Region, Russian Federation.

(4) Branch of Mobile TeleSystems Open Joint Stock Company in the Archangelsk Region. Location of branch: Archangelsk, Archangelsk Region, Russian Federation.

(5) Branch of Mobile TeleSystems Open Joint Stock Company in the Vologda Region. Location of branch: Vologda, Vologda Region, Russian Federation.

(6) Branch of Mobile TeleSystems Open Joint Stock Company in the Kaliningrad Region. Location of branch: Kaliningrad, Kaliningrad Region, Russian Federation.

(7) Branch of Mobile TeleSystems Open Joint Stock Company in the Murmansk Region. Location of branch: Murmansk, Murmansk Region, Russian Federation.

(8) Branch of Mobile TeleSystems Open Joint Stock Company in the Novgorod Region. Location of branch: V. Novgorod, Novgorod Region, Russian Federation.

(9) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karelia. Location of branch: Petrozavodsk, Republic of Karelia, Russian Federation.

(10) Branch of Mobile TeleSystems Open Joint Stock Company in the Leningrad Region. Location of branch: Vyborg, Leningrad Region, Russian Federation.

(11) Branch of Mobile TeleSystems Open Joint Stock Company in the South Macro-region. Location of branch: 61, Gimnazicheskaya St., Krasnodar, Krasnodar Kray, Russian Federation.

(12) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Kalmykia. Location of branch: Elista, Republic of Kalmykia, Russian Federation.

(13) Branch of Mobile TeleSystems Open Joint Stock Company in the Stavropol Territory. Location of branch: Stavropol, Stavropol Territory, Russian Federation.

(14) Branch of Mobile TeleSystems Open Joint Stock Company in the Rostov Region. Location of branch: Rostov-on-Don, Rostov Region, Russian Federation.

(15) Branch of Mobile TeleSystems Open Joint Stock Company in Novorossiysk. Location of branch: Novorossiysk, Krasnodar Kray, Russian Federation.

(16) Branch of Mobile TeleSystems Open Joint Stock Company in Sochi. Location of branch: Sochi, Krasnodar Kray, Russian Federation.

(17) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Dagestan. Location of branch: Mahachkala, Republic of Dagestan, Russian Federation.

(18) Branch of Mobile TeleSystems Open Joint Stock Company in the Chechen Republic. Location of branch: Grozny, Chechen Republic, Russian Federation

(19) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Adygei. Location of branch: Maikop, Republic of Adygei, Russian Federation.

(20) Branch of Mobile TeleSystems Open Joint Stock Company in the Astrakhan Region. Location of branch: Astrakhan, Astrakhan Region, Russian Federation.

(21) Branch of Mobile TeleSystems Open Joint Stock Company in the Volgograd Region. Location of branch: Volgograd, Volgograd Region, Russian Federation.

(22) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Kabardino-Balkaria. Location of branch: Nalchik, Republic of Kabardino-Balkaria, Russian Federation.

(23) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Karachay-Cherkessia. Location of branch: Cherkessk, Republic of Karachay-Cherkessia, Russian Federation.

(24) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Ingushetia. Location of branch: Magas, Republic of Ingushetia, Russian Federation.

(25) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of North Ossetia-Alania. Location of branch: Vladikavkaz, Republic of North Ossetia-Alania, Russian Federation.

(26) Branch of Mobile TeleSystems Open Joint Stock Company in the Volga NW Macro-region. Location of branch: 61, Beketova St., Nizhniy Novgorod, Nizhniy Novgorod Region, Russian Federation.

(27) Branch of Mobile TeleSystems Open Joint Stock Company in Orenburg. Location of branch: Orenburg, Orenburg Region, Russian Federation.

(28) Branch of Mobile TeleSystems Open Joint Stock Company in Saratov. Location of branch: Saratov, Saratov Region, Russian Federation.

(29) Branch of Mobile TeleSystems Open Joint Stock Company in Samara. Location of branch: Samara, Samara Region, Russian Federation.

(30) Branch of Mobile TeleSystems Open Joint Stock Company in the Ulyanovsk Region. Location of branch: Ulyanovsk, Ulyanovsk Region, Russian Federation.

(31) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Bashkortostan. Location of branch: Ufa, Republic of Bashkortostan, Russian Federation.

(32) Branch of Mobile TeleSystems Open Joint Stock Company in Kirov. Location of branch: Kirov, Kirov Region, Russian Federation.

(33) Branch of Mobile TeleSystems Open Joint Stock Company in the Chuvash Republic — Chuvashia. Location of branch: Cheboksary, Chuvash Republic — Chuvashia, Russian Federation.

(34) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mordovia. Location of branch: Saransk, Republic of Mordovia, Russian Federation.

(35) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Mari El. Location of branch: Ioshkar-Ola, Republic of Mari El, Russian Federation.

(36) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Udmurtia. Location of branch: Izhevsk, Republic of Udmurtia, Russian Federation.

(37) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tatarstan. Location of branch: Kazan, Republic of Tatarstan, Russian Federation.

(38) Branch of Mobile TeleSystems Open Joint Stock Company in the Ural Macro-region. Location of branch: 128, Mamin Sibiryak St., Yekaterinburg, Sverdlovsk Region, Russian Federation.

(39) Branch of Mobile TeleSystems Open Joint Stock Company in Chelyabinsk. Location of branch: Chelyabinsk, Chelyabinsk Region, Russian Federation.

(40) Branch of Mobile TeleSystems Open Joint Stock Company in Kurgan. Location of branch: Kurgan, Kurgan Region, Russian Federation.

(41) Branch of Mobile TeleSystems Open Joint Stock Company in the Tyumen Region. Location of branch: Tyumen, Tyumen Region, Russian Federation.

(42) Branch of Mobile TeleSystems Open Joint Stock Company in the Yamalo-Nenets Autonomous Area. Location of branch: Noyabrsk, Yamalo-Nenets Autonomous Area, Russian Federation.

(43) Branch of Mobile TeleSystems Open Joint Stock Company in the Khanty-Mansi Autonomous Area — Yugra. Location of branch: Surgut, Khanty-Mansi Autonomous Area — Yugra, Russian Federation.

(44) Branch of Mobile TeleSystems Open Joint Stock Company in the Perm Kray. Location of branch: Perm, Perm Kray, Russian Federation.

(45) Branch of Mobile TeleSystems Open Joint Stock Company in the Siberia Macro-region. Location of branch: 57/2, Frunze St., Novosibirsk, Novosibirsk Region, Russian Federation.

(46) Branch of Mobile TeleSystems Open Joint Stock Company in the Kemerovo Region. Location of branch: Kemerovo, Kemerovo Region, Russian Federation.

(47) Branch of Mobile TeleSystems Open Joint Stock Company in the Altai Territory. Location of branch: Barnaul, Altai Territory, Russian Federation.

(48) Branch of Mobile TeleSystems Open Joint Stock Company in the Krasnoyarsk Territory. Location of branch: Krasnoyarsk, Krasnoyarsk Territory, Russian Federation.

(49) Branch of Mobile TeleSystems Open Joint Stock Company in the Tomsk Region. Location of branch: Tomsk, Tomsk Region, Russian Federation.

(50) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Tuva. Location of branch: Kyzyl, Republic of Tuva, Russian Federation.

(51) Branch of Mobile TeleSystems Open Joint Stock Company in the Omsk Region. Location of branch: 17, Martynova Blvd, Omsk, Omsk Region, Russian Federation.

(52) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Khakassia. Location of branch: Abakan, Republic of Khakassia, Russian Federation.

(53) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Altai. Location of branch: Gorno-Altaisk, Republic of Altai, Russian Federation.

(54) Branch of Mobile TeleSystems Open Joint Stock Company in the Far East Macro-region. Location of branch: 53-A, Nekrasovskaya St., Vladivostok, the Primorsky Kray, Russian Federation.

(55) Branch of Mobile TeleSystems Open Joint Stock Company in Blagoveshchensk. Location of branch: Blagoveshchensk, Amur Region, Russian Federation.

(56) Branch of Mobile TeleSystems Open Joint Stock Company in the Sakhalin Region. Location of branch: Yuzhno-Sakhalinsk, Sakhalin Region, Russian Federation.

(57) Branch of Mobile TeleSystems Open Joint Stock Company in the Khabarovsk Kray. Location of branch: Khabarovsk, Khabarovsk Kray, Russian Federation.

(58) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Sakha (Yakutia). Location of branch: Yakutsk, Republic of Sakha (Yakutia), Russian Federation.

(59) Branch of Mobile TeleSystems Open Joint Stock Company in the Zabaikalsky Kray. Location of branch: Chita, Zabaikalsky Kray, Russian Federation.

(60) Branch of Mobile TeleSystems Open Joint Stock Company in the Irkutsk Region. Location of branch: Irkutsk, Irkutsk Region, Russian Federation.

(61) Branch of Mobile TeleSystems Open Joint Stock Company in the Kamchatka Kray. Location of branch: Petropavlovsk-Kamchatski, Kamchatka Kray, Russian Federation.

(62) Branch of Mobile TeleSystems Open Joint Stock Company in the Magadan Region. Location of branch: Magadan, Magadan Region, Russian Federation.

(63) Branch of Mobile TeleSystems Open Joint Stock Company in the Republic of Buryatia. Location of branch: Ulan-Ude, Republic of Buryatia, Russian Federation.

(64) Branch of Mobile TeleSystems Open Joint Stock Company in Tula. Location of branch: Tula, Tula Region, Russian Federation.

(65) Branch of Mobile TeleSystems Open Joint Stock Company in Smolensk. Location of branch: Smolensk, Smolensk Region, Russian Federation.

(66) Branch of Mobile TeleSystems Open Joint Stock Company in Ryazan. Location of branch: Ryazan, Ryazan Region, Russian Federation.

(67) Branch of Mobile TeleSystems Open Joint Stock Company in Vladimir. Location of branch: Vladimir, Vladimir Region, Russian Federation.

(68) Branch of Mobile TeleSystems Open Joint Stock Company in Kaluga. Location of branch: Kaluga, Kaluga Region, Russian Federation.

(69) Branch of Mobile TeleSystems Open Joint Stock Company in Kostroma. Location of branch: Kostroma, Kostroma Region, Russian Federation.

(70) Branch of Mobile TeleSystems Open Joint Stock Company in Tver. Location of branch: Tver, Tver Region, Russian Federation.

(71) Branch of Mobile TeleSystems Open Joint Stock Company in Yaroslavl. Location of branch: Yaroslavl, Yaroslavl Region, Russian Federation.

(72) Branch of Mobile TeleSystems Open Joint Stock Company in Ivanovo. Location of branch: Ivanovo, Ivanovo Region, Russian Federation.

(73) Branch of Mobile TeleSystems Open Joint Stock Company in Tambov. Location of branch: Tambov, Tambov Region, Russian Federation.

(74) Branch of Mobile TeleSystems Open Joint Stock Company in the Orel Region. Location of branch: Orel, Orel Region, Russian Federation.

(75) Branch of Mobile TeleSystems Open Joint Stock Company in the Belgorod Region. Location of branch: Belgorod, Belgorod Region, Russian Federation.

(76) Branch of Mobile TeleSystems Open Joint Stock Company in the Lipetsk Region. Location of branch: Lipetsk, Lipetsk Region, Russian Federation.

(77) Branch of Mobile TeleSystems Open Joint Stock Company in the Kursk Region. Location of branch: Kursk, Kursk Region, Russian Federation.

(78) Branch of Mobile TeleSystems Open Joint Stock Company in the Voronezh Region. Location of branch: Voronezh, Voronezh Region, Russian Federation.

(79) Branch of Mobile TeleSystems Open Joint Stock Company in the Bryansk Region. Location of branch: Bryansk, Bryansk Region, Russian Federation.

5.3  The Company has the following representative offices:

(1) Representative office of Mobile TeleSystems Open Joint Stock Company in the Republic of Belarus. Location of representative office: Minsk, Republic of Belarus.

6. DIVIDENDS OF THE COMPANY

6.1 Based on the results of the first quarter, half-year, nine months of fiscal year and (or) based on the results of fiscal year, the Company has the right to make a decision (declare) on the payment of dividends on placed shares.

6.2 Decision on the payment (declaration) of dividends based on the results of the first quarter, half-year, nine months of financial year may be made by an extraordinary General Meeting of shareholders within three months after the end of the corresponding period. Decision on the payment of dividends based on the results of fiscal year shall be made by Annual General Meeting of the shareholders of the Company.

6.3 Decision to pay dividends, the amount of dividend and the form of payment shall be  taken based on the Board of Directors proposal. The amount of dividend shall not exceed the value recommended by the Board of Directors.

6.4 After a decision to pay out dividends has been adopted by the General Meeting of Shareholders, such dividends must be paid by the end of the year in which decision was adopted, unless a shorter period is established by the decision to pay  dividends.

6.5 The Company is obliged to pay the declared dividends on the shares of each category (class).

6.6 The amount of dividend is declared as a percentage of the par value of a share, or in rubles per one share.

6.7 The dividend may be paid in cash and, if the General Meeting of shareholders so decided, in kind — in shares, bonds, commodities or other property.

6.8 The list of individuals, having the right to receive dividends, shall be compiled as of the date of drafting the list of the individuals, having the right to participate in the General Meeting of shareholders, that has the issue of paying (declaring) dividends on its agenda.

6.9 The current laws stipulate instances where the declaration and payment of dividends shall be restricted.

7. FUNDS AND NET ASSETS OF THE COMPANY

7.1 The Company shall establish a reserve fund by annually allocating an amount not less than 5% (five percent) of the net profit, until the reserve fund achieves 15% (fifteen percent) of the Company’s charter capital. This reserve fund is designated to cover the Company losses, as well as to redeem Company bonds and to buy out the Company stock in case of absence of other funds. The reserve fund may not be used for any other purpose. The assets of the reserve fund may be used on the basis of the Board of Directors decision in line with a specific procedure defined by the Board.

7.2 The Company shall be entitled to establish other funds.

7.3 Net assets value (NAV) of the Company shall be evaluated according to the accounting data with the use of the procedure stipulated with the legislation of the Russian Federation.

7.4. In case of Company’s NAV is less than Company’s Charter Capital, the Company shall take actions stipulated with the legislation of the Russian Federation.

8. ACCOUNTING AND REPORTING IN THE COMPANY

8.1 The Company shall organize the Company accounting activity and take steps to ensure that the bookkeeping practice of the Company provides a trustworthy and complete reflection of information concerning all transactions and other facts of economic activity.

8.2 The Company shall keep the documents defined by the current laws.

8.3 The Company shall disclose its financial information according to the procedure established by the current laws and internal documents of the Company.

8.4 The President of the Company shall be liable to the extent set out in the current laws for organization, status and reliability of the Company’s accounting records, for a timely submission of annual reports and other financial statements to overseeing bodies, and for the trustworthiness of information about Company activities submitted to the shareholders of the Company, to its creditors and other persons.

8.5 The annual balance sheet of the Company, supported by Auditor’s and Audit Commission’s report, shall be submitted by the President of the Company to the Board of Directors and the Annual General Meeting of shareholders.

8.6 The annual balance sheet of the Company is subject to a preliminary approval by the Board of Directors of the Company not later than in 30 (thirty) days before the date of holding the Annual General Meeting of the shareholders.

8.7 The Audit Commission of the Company shall certify the trustworthiness of data contained in the annual report of the Company and its balance sheet submitted to the Annual General Meeting of shareholders.

9. INFORMATION ABOUT THE COMPANY

9.1 Information about the Company shall be submitted to Shareholders in accordance with current laws and other legal acts of the Russian Federation.

9.2 The Company shall ensure the shareholders’ access to the documents that should be kept and provided by  the Company provide according to this Charter and laws of the Russian Federation. Information about the Company and the copies of the corresponding documents of the Company shall be made available by procedure set forth by current laws of the Russian Federation.

9.3 The Shareholders and the Company shall make all reasonable efforts to prevent an unauthorized disclosure and a leak of such information. The members of the Board of Directors, having access to the confidential information about the Company, may neither disclose such information to any persons, who have no access to such information, nor use it in their own interests or interests of other persons.

9.4 If necessary, the Company may enter into confidentiality agreements with its employees, members of the Board of Directors and the shareholders, while these persons enter in confidentiality agreements among themselves.

9.5 Compulsory disclosure of information shall be made by the Company to the extent and in the manner stipulated by the internal documents of the Company and current laws of the Russian Federation.

9.6  Access to the state secret data shall be prohibited for foreign persons.

10. REORGANIZATION AND LIQUIDATION OF THE COMPANY

10.1 The Company may be voluntarily reorganized by procedure set forth in current RF legislation. As stipulated by law, Company reorganization shall entail the transfer of Company’s rights and obligations to its legal successors.

10.2 The reorganization of the Company may be performed in the form of a merger, takeover, divestiture, spin-off and restructuring.

10.3 The Company is considered as reorganized, except for the cases of reorganization in the form of a takeover, from the moment of state registration of the newly created legal entities.

10.4 In the case of  the Company reorganization by way of a take over, the Company is considered as reorganized from the moment of making an entry into the Consolidated State Register of Legal Entities on the termination of activity of a company which had been taken over.

10.5 The Company may be liquidated voluntarily by procedure established by law, or by the court decision on the grounds envisaged by current RF laws.

10.6 The liquidation of the Company entails its termination without transfer of rights and obligations by way of a legal succession to the other individuals.

10.7 Upon the appointment of liquidation commission, the latter shall have all powers to manage the Company activity. The liquidation commission shall appear in the court on behalf of the Company under liquidation.

10.8 Liquidation commission shall place a notice on the liquidation of the Company, on the procedure and terms for its creditors to make their claims, in printed media that publish data on the registration of legal entities. The period for the creditors’ making such claims shall be less than two months from the date of publishing the notice of the Company liquidation.

10.9 Upon the expiration of the period for creditors to make their claims, the liquidation commission shall draw up an interim liquidation balance sheet containing data on the property of the Company being liquidated, claims of its creditors, and the results of the consideration thereof. The interim liquidation balance sheet shall be approved by the General Meeting of the shareholders.

10.10 Upon completion of the settlements with creditors, the liquidation commission shall draw up a liquidation balance sheet subject to approval by the General Meeting of the shareholders.

10.11 The Company’s property that survived the settlement of accounts with creditors, shall be distributed by the liquidation commission among the shareholders in the following order:

• firstly, payments shall be made on the shares, which the Company is obliged by law to buy out from shareholders;

• secondly, payments shall be made of accrued but not paid out dividends on the preferred shares and of a liquidation value of preferred shares as defined by the Charter of the Company;

• thirdly, the property of the Company under liquidation shall be distributed among the shareholders — owners of common shares and all the classes of preferred shares.

10.12 Allocation of the property at each stage shall be performed after the property allocation of the previous stage has been fully completed.

10.13 Liquidation of the Company shall be deemed completed, and the Company no longer existing, from the moment of a corresponding entry has been made in the Consolidated State Register of Legal Entities.

10.14 In the process of reorganization (liquidation) of the Company, as well as after the cessation of work involving the use of data containing RF state secrets, the Company shall protect such data and data medium through development and implementation of procedures for information security  and information protection< counterintelligence, safety guard and fire safety.

11. CHARTER OF THE COMPANY

11.1 This Charter is a constituent document of the Company. The requirements of the Charter of the Company are mandatory for execution by all managing and overseeing bodies of the Company and by the shareholders of the Company. This Charter enters into force from the moment of its registration in compliance with the procedure established by the current RF legislation.

11.2 Decisions on amendments and additions to this Charter shall be taken by the General Meeting of the shareholders of the Company or by the Company’s Board of Directors, according to the procedure, envisaged by laws and this Charter, and shall come into effect for third parties after the state registration of the aforementioned modifications.

11.3 Provisions of the Charter shall be applicable in their part that is not in contradiction to the law. Should modifications of the law result in Charter articles and provisions’ entering in conflict with legal acts, such articles and provisions shall be considered null and void until corresponding modifications are made to the Charter.

PART II. CHARTER CAPITAL OF THE COMPANY

12. CHARTER CAPITAL OF THE COMPANY, GENERAL PROVISIONS

12.1 The charter capital of the Company defines the minimal size of the Company property that ensures the interests of its creditors.

12.2 The Company shall have a Charter Capital equal to 199 332 613 rubles 80 kopecks (one hundred ninety-nine million three hundred thirty-two thousand six hundred thirteen rubles eighty kopecks), divided into 1 993 326 138 (one billion nine hundred ninety-three million three hundred twenty-six thousand one hundred thirty-eight) placed registered common shares with a par value of 0.1 (one-tenth) of one ruble (or 10 (ten) kopecks) each. The Charter Capital of the Company has been fully paid.

12.3 In addition to the placed registered common shares, the Company declares (shall have the right to place) 103 649 654 (one hundred and three million six hundred forty-nine thousand six hundred fifty-four) registered common shares with a par value of 0.1 (one-tenth) of one ruble each and a total amount of 10 364 965 rubles 40 kopecks (ten million three hundred sixty-four thousand nine hundred sixty-five rubles forty kopecks) (declared shares).

Upon placement, declared registered common shares of the Company shall grant  the rights to the extent  provided for the placed registered shares of the Company.

13. INCREASE OF CHARTER CAPITAL OF THE COMPANY

13.1 The charter capital of the Company may be increased by the raise of par value of the shares, or by the placement of additional shares by decision of a General Meeting of shareholders according to the sub-clauses 27.1.6. - 27.1.10 of this Charter or by decision of the Company’s Board of Directors according to sub-clauses 32.2.33 and 32.2.34 of this Charter.

13.2 The increase of the Company charter capital by raising the par value of the shares may be performed only at the cost of the property of the Company. The increase of the Company charter capital via the placement of additional shares may be performed at the cost of the property of the Company.

13.3 In the case of the Company charter capital’s increase by way of additional share placement, the Company may place such additional shares only within the limits of the amount of declared shares, envisaged by this Charter. Thus, in the case if the amount of declared shares of the Company is not sufficient for the placement of expected amount of additional shares of the Company, then, by procedure and on the terms established by this Charter and the law, the decision to increase the charter capital of the Company may be taken simultaneously with the decision to make amendments to this Charter with respect to the amount of declared shares of the Company, as necessary to take the decision on charter capital increase.

13.4 Additional shares of the Company can be placed by subscription or conversion, as well as by distribution among all shareholders of the Company — in the case where an increase of the Company charter capital is performed at the cost of its property.

13.5 The Company shall be entitled to place additional shares by ether public or private subscription.

13.6 The placing price of the additional shares for the individuals who have a preemptive right of share purchase can be lower than the placing price for other persons, but not more than by 10% (ten percent). The placing price of such additional shares cannot be lower than their par value.

13.7 The payment for the additional shares of the Company, placed by subscription, can be made in cash, securities, other commodities or property rights or other rights, having a pecuniary valuation, according to the decision on the increase of the Company charter capital.

13.8 Additional shares of the Company, placed by subscription, shall be deemed placed upon full payment.

13.9 In the case where an increase of the Company charter capital is done at the cost of its property by placing additional shares, such shares shall be distributed among all shareholders. In doing so, each shareholder shall be offered shares of the same category (class), as he/she owns, on pro rata basis.

13.10 The amount, by which the charter capital of the Company is augmented at the cost of the property of the Company, shall not exceed the difference between the net asset value of the Company and the reserve fund of the Company.

14. DECREASE OF COMPANY CHARTER CAPITAL

14.1 The company shall be entitled, and in the cases, stipulated by the current RF laws, obliged to decrease its charter capital by reducing the par value of shares or by diminishing their total quantity, including an acquisition of a part of the shares in the cases stipulated by current RF laws and by this Charter.

14.2 The decision to decrease the charter capital of the Company by reducing the par value of the shares or by acquisition of a part of the shares with a view to diminish their total quantity, shall be taken by the General Meeting of shareholders according to the sub-clauses 27.1.11 — 27.1.12 of this Charter.

14.3 Payment in cash to all shareholders of the Company and (or) transfer to them of equity securities, owned by the Company and placed by other legal entity may be envisaged by the decision to decrease the charter capital of the Company.

14.4 The charter capital of the Company can be decreased by reduction of the total quantity of the placed shares, including the acquisition and cancellation of a part of the shares at the Company disposal in the following cases:

(1) in the case of cancellation of a part of the shares, acquired by the Company following the decision to decrease the charter capital of the Company by acquisition and cancellation of a part of the shares with a view to diminishing their total quantity;

(2) if the shares bought out by the Company on shareholders’ demand have not been sold within one year from the date of their redemption (except for the case of redemption of shares following the decision to reorganize the Company);

(3) redemption of Company shares in the case of its reorganization;

(4) Company reorganization by way of its spin-off at the cost of redemption of converted shares;

(5) if shares, acquired by the Company by decision of a competent body of the Company established by the Company Charter have not been sold within one year from the date of their acquisition;

(6) in other cases specified by current RF laws.

14.5 The decision to decrease the charter capital of the Company by acquisition of a part of the shares with a view to diminishing their total quantity shall be taken by a General Meeting of shareholders.

14.6 Within 3 (three) working days after the date of Company’s decision to decrease its charter capital, the Company shall notify of the decision the authority, that carries out government incorporation of legal entities, and twice with the periodicity of once a month publish in mass media where information on the state incorporation of legal entities are published a notice on reduction of

Company’s charter capital. A creditor of the Company, if its rights arose prior to the publication of the notice on Company’s charter capital reduction, shall be entitled within 30 days after the date of the last publication of the notice to demand early performance of the relevant obligation or, if early performance of the obligation is impossible, for reimbursement of the costs related to it.

PART III. SHARES AND OTHER EQUITY SECURUTIES OF THE COMPANY

15. SHARES OF THE COMPANY

15.1 Common share of the Company is registered equity security granting its owner (shareholder) a specific scope of proprietary rights, including the right for participation in the management of the Company, the right to receive a part of Company’s profit in form of dividend, as well as the right to receive a part of property outstanding after liquidation of the Company.

15.2 All issued and placed shares of the Company are common registered shares of the same par value. The value of the shares is expressed in rubles, regardless of the form and the way they have been paid for.

15.3 The Company has a right to place one or more classes of preferred shares of the Company.

15.4 The par value of the shares of the same category (class) shall be the same.

15.5 The par value of placed preferred shares of the Company should not exceed 25% of the charter capital of the Company.

15.6 The procedure of formation and floatation of fractional shares of the Company shall be set forth by this Charter and the current RF laws.

15.7 The scope of rights granted by a share of the Company shall be defined by this Charter and the current RF laws.

15.8 The rights granted by a share of the Company shall be transferred onto their acquirer at the moment of transfer of rights for such security.

16. BONDS AND OTHER EQUITY SECURITIES OF THE COMPANY

16.1 Besides additional shares, the Company shall be entitled to place bonds, options and other equity securities according to the requirement of the current RF laws.

16.2 The Company has no right to place bonds and other equity securities, convertible into the shares of the Company, if the quantity of Company declared shares of specific categories and classes is less than the quantity of shares of such classes and categories, the right for whose purchase is granted by such securities. In such a case, according to the procedure and conditions, stipulated by the law and this Charter, the decision to place equity securities convertible into the shares of the Company may be taken simultaneously with the decision to make the amendments to this Charter so that the quantity of declared shares be as necessary to make such decision.

16.3 The placing price of equity securities of the Company convertible into the shares of the Company for the individuals having a preemptive purchase right can be lower than the placing price for other persons, but not more than by 10% (ten percent). The placing price of equity securities of the Company convertible into the shares of the Company may not be lower than the par value of shares, such equity securities are converted into.

16.4 Payment for equity securities placed by the Company (except for the additional shares of the Company placed by subscription) may be made only in cash.

16.5 The equity securities of the Company placed by subscription shall be deemed placed, if fully paid for.

16.6 The redemption of Company bonds may be performed in cash or in kind according to the decision on their issue.

16.7 A bond shall attest the right of its owner to demand the redemption of the bond (payment of the par value, or the par value and interest) within the stated timeframe.

16.8 Placement of bonds and other equity securities (including bonds and other equity securities convertible into shares) shall be performed on the basis of decision of a General Meeting of shareholders and (or) the Board of Directors of the Company.

16.9 The decision to issue bonds shall specify the form, timeframe and other terms of bond redemption.

16.10 A bond shall have a par value. The par value of all bonds issued by the Company shall not exceed the amount of charter capital of the Company or the value of security provided to the Company by a third party for the purpose of issuing bonds. The placement of bonds shall be allowed to the Company upon a full payment of its charter capital.

16.11 The Company may place bonds with flat maturity term or bonds redeemable by series on certain dates.

16.12 The Company shall be entitled to an early redemption of its bonds on demand of bond owners. At the same time, the decision to issue bonds should indicate the cost of redemption and the earliest date when bond may be presented for an early redemption.

16.13 The Company shall be entitled to place bonds secured by pledge of specific property of the Company, or the bonds under security provided to the Company by a third party for the issue of bonds, and debenture bonds.

16.14 The placement of debenture bonds (with no security provided by a third party) shall be permitted not earlier than on the third year of Company’s activity and provided that there is a proper approval of annual balance sheets of the Company for the past two completed fiscal years.

16.15 Bonds can be name bonds and bearer bonds. When issuing name bonds, the Company shall keep the register of their owners. A lost name bond can be renewed by the Company for a reasonable charge. The owner’s rights for a lost bearer bond shall be restored by the court, according to the procedure established by Russian Federation laws on court proceedings.

16.16 Specific details of securities issue, depending on the category of securities and the manner of their placement, are defined by current laws of the Russian Federation.

17. CONSOLIDATION AND SPLITTING OF SHARES

17.1 The Company shall be entitled to perform a consolidation of placed common shares of the Company, which results in conversion of two or more Company common shares into one new common share of the Company by decision of General Meeting of shareholders. In this case, the corresponding modifications shall be made to this Charter with respect to the share’s par value and the quantity of placed and declared common shares of the Company.

17.2 If the purchase of the whole number of shares by a shareholder is not possible during the consolidation, the parts of shares (fractional shares) shall be formed.

17.3 By decision of a General Meeting of shareholders, the Company shall be entitled to perform a splitting of placed shares of the Company, which results in conversion of one share of the Company into two or more shares of the same class (category). In this case, corresponding modifications should be made to this Charter with respect to the share par value and the quantity of placed and declared shares of the Company in corresponding class (category).

18. PAYMENT FOR SHARES AND OTHER EQUITY SECURITIES AT THEIR PLACEMENT

18.1 The shares of the Company placed at the time of its establishment have been completely paid for by the Company founders following the decision on establishing the Company and the terms of agreement on the establishment of the Company.

18.2 Additional shares and equity securities of the Company, placed by subscription, shall be deemed placed if fully paid for.

18.3 Payment for the additional shares of the Company placed by subscription may be made in cash, securities, other commodities or property rights or other rights, having a pecuniary valuation. Payment for the additional shares with offsetting of Company’s liabilities shall be allowed, in case of private offering.

18.4 The form of payment for additional shares of the Company shall be defined by decision on their placement. The payment for other equity securities shall be made only in cash.

18.5 In the case of payment for additional shares in kind,  a pecuniary valuation of the property used to pay for shares shall be made according to article 77 of Federal law “On joint-stock companies”.

18.6 In the case of payment for shares in kind, an independent appraiser should be assigned to evaluate the market value of such property, if otherwise is not specified by the requirement of RF laws. The amount of property’s pecuniary valuation undertaken by the Board of Directors of the Company may not be higher than the amount of the valuation, performed by an independent appraiser.

19. ACQUISITION OF PLACED SHARES BY THE COMPANY

19.1 The Company shall be entitled to acquire the shares placed by it based on the decision of General Meeting of shareholders with respect to a decrease of charter capital of the Company by acquiring a part of placed shares with a view of diminishing their total quantity. The decision to decrease the charter capital may not be taken, if the nominal value of shares, remaining in circulation would be less than the minimal amount of charter capital stipulated by the current laws of the Russian Federation. Shares acquired by decision of General Meeting of shareholders to decrease the charter capital shall be cancelled upon their acquisition.

19.2 The Company shall be entitled to acquire the placed shares by decision of the Board of Directors. Such a decision may be taken, if the nominal value of the shares remaining in circulation would constitute at least 90 percent of the charter capital of the Company. The acquired shares do not grant the right of vote, they are not taken onto consideration when counting the votes, there are no dividends accrued on such shares. Such shares should be sold at their market price no later than one year after the date of their acquisition. Otherwise, the General Meeting of shareholders should take a decision to decrease the charter capital of the Company by canceling the mentioned shares.

20. REDEMPTION OF COMPANY SHARES AT SHAREHOLDERS’ REQUEST

20.1 Shareholders — owners of the voting shares shall be entitled to request the Company’s redemption of all or a part of the shares owned by them in the following cases:

(1) reorganization of the Company or entering into a major transaction, whose approval is decided upon by General Meeting of shareholders according to the Federal law “On Joint-stock companies”;

(2) introduction of modifications and additions to the Charter of the Company or approval of the revised Charter, if their rights are restricted.

20.2 The request referred to above may be put forward by the shareholders, who voted against adoption of the respective decisions or who did not take part in the voting on such issues.

20.3 The redeemed shares shall be put at the Company’s disposal and be sold at their market price within one year of the date of their redemption. The shares, redeemed by the Company in the case of its reorganization, shall be cancelled at the moment of their redemption.

PART IV. SHAREHOLDERS OF THE COMPANY

21. SHAREHOLDERS OF THE COMPANY

21.1 Shareholder of the Company is any individual, having exercised the ownership of the shares of the Company according to the procedure established by the current laws of the Russian Federation and this Charter. The number of Company’s shareholders is not limited.

21.2  Unless otherwise specified by the law, in  the case of legitimate common proprietary right for one or more shares of the Company by two or more individuals, all such individuals are recognized as one shareholder with respect to the Company and shall exercise the rights of the Company’s shareholder thus granted to them, including the voting right at General Meeting of shareholders, by one of them or by their common representative at their discretion. Powers of either of mentioned individuals shall be duly formalized. Co-owners of the share are jointly responsible for all obligations accepted by the shareholders.

21.3 An individual, having entered into ownership of a fractional share of the Company on the grounds envisaged by current laws of the Russian Federation and this Charter, shall be recognized as Company’s shareholder. A fractional share of the Company grants to the shareholder the rights granted by a whole share of the Company, to the extent corresponding to such part of the whole share that this fractional share represents.

21.4 The shareholder’s legal status is defined by the scope of rights granted to him and obligations assigned to him. The rights of shareholder(s) of the Company in relation to the Company and other shareholders are conditional on the class and category, as well as the quantity of shares, owned by them.

21.5 Access to the state secret information shall be provided for Company’s shareholders under security clearance executed in compliance with the procedure stipulated by the legislation of the Russian Federation.

22. SHAREHOLDER REGISTER OF THE COMPANY

22.1 The rights of shareholders for the shares owned by them are attested in the system of registration — the registrar’s records in the personal accounts — or, in the case of registration of rights in a depositary, — records in the custody accounts in depositaries.

22.2 The right for the Company share shall be transferred to the acquirer from the moment the registrar makes a record on the personal account of the acquirer in the registration system, or, in case of registration of rights in a depositary — from the moment the individual, performing the depositary activity, makes a record on the custody account of the acquirer.

22.3 The Register of shareholders of the Company shall contain data on each registered individual, the quantity and classes (categories) of shares recorded to the name of such individual, as well as other data stipulated by the current laws.

22.4 The Company shall ensure the maintaining and keeping of the Resister of shareholders according to the requirements of the current laws of the Russian Federation.

22.5 In case of functions on maintenance and caring of Company shareholders’ register are transferred to Company’s Registrar, the Company is not released from responsibility for maintenance and caring of the register.

23 SHAREHODERS’ RIGHTS

23.1 Shareholders (shareholder), having 1 (one) whole common share of the Company in the aggregate, have 1 (one) vote at the voting during the General Meeting of shareholders. A fractional common share of the Company shall give its owner a proportional part of the vote.

23.2 Every common registered share of the Company provides shareholder — its owner with the same scope of rights, including:

(1) the right to take part in the management of the Company, and participate personally or via representative in the General Meeting of shareholders with the voting right on all the issues within its terms of reference with the number of votes, corresponding to the quantity of common shares of the Company owned by him;

(2) the right to receive dividend from the net profit of the Company;

(3) the right to receive a part of Company property in the case of its liquidation;

(4) the right to freely alienate all or a part of shares owned by him without prior agreement of other shareholders or the Company;

(5) the right to demand the redemption of all or a part of shares owned by him in the cases and according to the procedure, established by the law;

(6) the preemption right to acquire the shares placed by the Company through public subscription, as well as in the cases stipulated by the current legislation, through a limited subscription, according to the terms and the procedure, of additional common shares and equity securities, convertible into the common shares, in the quantity, proportional to the quantity of the shares of a given category, owned by him;

(7) when exercising the pre-emption right to acquire additional shares, placed by the Company and other equity securities, convertible into the shares of the Company, the right to pay for such placed equity shares in cash, if he/she chooses to do so, provided that the decision, that sets a basis for the placement of such equity securities, foresees their payment in non-monetary funds;

(8) the right to request, by a procedure set by the law, the Company registrar to confirm shareholder’s rights for the shares of the Company in his possession by issuing an extract from the register of Company shareholders, which extract shall not be regarded as a security;

(9) the right to request the Company to issue an extract from the list of individuals entitled to take part in the General Meeting of shareholders containing the data about the requesting shareholder, or a certificate, confirming that he/she is not on the list of the individuals entitled to take part in the General Meeting of shareholders;

(10) the right to request the Company to issue an extract from the list of individuals entitled to demand the Company to redeem shares in his/her possession, containing the data about the requesting shareholder, or a certificate, confirming that he/she is not included in the list of individuals entitled to demand the Company’s redemption of shares;

(11) the right to request the Company to issue an extract from the list of individuals, having a preemptive right to acquire additional shares and other equity securities placed by the Company, containing the data about the requesting shareholder, or a certificate, confirming that he/she is not on the list of such individuals;

(12) the right of access to the documents of the Company defined by the Federal law “On Joint-stock companies”;

(13) in the time of preparation for the General Meeting of shareholders, the right of free access to information (materials) that should be made available to shareholder in his/her exercising the rate to take part in the General Meeting of shareholders;

(14) the right to appeal to the court that a major transaction or a party-related transaction, which has been entered into by the Company in violation of the procedure established by the law, be recognized invalid;

(15) the right to claim in the court against a decision taken by the General Meeting of shareholders in violation of provision of the law and this Charter (including any decision taken in violation of Charter provisions concerning convening and holding annual and extraordinary General Meetings of shareholders), in the case that the claimant didn’t take part in the General Meeting of shareholders or voted against such a decision, and that such a decision violates his/her rights and legitimate interests;

(16) other rights, envisaged by the current RF legislation.

23.3 Shareholders (shareholder), having at least 1% (one percent) of the voting shares of the Company in aggregate shall also have the right to:

(1) request the Company to provide a list of individuals entitled to take part in the General Meeting of shareholders, if they are included in such a list;

(2) according to the procedure established by the law, to put a claim against the Board of Directors, a member of the Board and the President of the Company to reimburse the damages caused to the Company.

23.4 Shareholder(s) registered in the system of register keeping and having more than 1% (one percent) of the voting shares of the Company in aggregate shall also have the right to request the Company Registrar to provide data from the Register of Company shareholders on the names of share owners entered in the Register of the Company shareholders and on the quantity, category and par value of the securities in their possession.

23.5 Shareholder(s) having at least 2% (two percent) of the voting shares of the Company in  aggregate shall also have the right to:

(1) submit items to the agenda of the Annual meeting of shareholders, as well as to propose candidates (including self-nomination) for the Board of Directors of the Company,  Audit Commission and Election Committee of the Company,  and propose a candidate for Auditor of the Company;

(2) submit candidates (including self-nomination) for the Board of Directors of the Company, if the proposed agenda of an extraordinary General Meeting of shareholders includes an item on election of the Board of Directors of the Company;

(3) in case of approval by Company’s Board of Directors of the resolution on refusal to include a certain item into the agenda of the General Meeting of shareholders or of a certain  candidate into the list of candidates for election to a respective body of the Company or in case of the Board of Directors’ (Supervisory Board’s) avoidance of taking a corresponding resolution, put a claim for compelling the Company to include the proposed item into the agenda of the General Meeting of shareholders or a candidate into the list of candidates for election to a respective body of the Company. .

23.6  At the same stime, Shareholder(s) having in aggregate at least 10% (ten percent) of the voting shares of the Company, shall also be entitled to:

(1) request a convening of an extraordinary General Meeting of shareholders on any of the issues within the Meeting’s terms of reference;

(2) in case of Board of Directors’ failure to approve within the time provided for with this Charter, Clause 28.9, the resolution on holding of an extraordinary General Meeting of shareholders or in case of the resolution on refusal in holding of an extraordinary General Meeting of shareholders, put a claim for compelling the Company to hold an extraordinary General Meeting of shareholders;

(3) demand a conduct of an interim inspection (revision) of financial and economic activities of the Company by the Audit Commission of the Company;

(4) demand an independent audit inspection of activities of the Company.

23.7 At the same time, Shareholder(s) having in aggregate at least 25% (twenty-five percent) of the voting shares of the Company, shall also be entitled for a free access to the accounting documents and the minutes of Company’s Management meetings.

24. SHAREHODERS’ OBLIGATIONS

24.1 The obligations of shareholders are determined by the current laws and this Charter. The shareholders of the Company are particularly obliged to:

(1) observe the provisions of this Charter, follow the decisions of the General Meeting of shareholders and other internal documents of the Company;

(2) timely, and following other terms and procedures envisaged by the law, this Charter and internal documents of the Company, make the payment for shares and other equity securities placed by the Company;

(3) timely notify the Board of Directors of the Company, Audit Commission and Auditor of the Company of the transactions made by the Company and expected transactions, where they can be regarded as concerned parties, as well as of legal entities, where they own independently or jointly with an affiliated individual(s) 20% (twenty percent) of the voting equities (shares) or more; and of legal entities, where they hold positions in the management bodies.

(4) not to disclose confidential information on Company activity.

24.2 The shareholders of the Company shall have no right to act on behalf of the Company without special powers vested in accordance with procedure established by the law.

PART V. REGULATORY BODIES OF THE COMPANY

25. THE STRUCTURE OF REGULATORY BODIES OF THE COMPANY

25.1 The Company shall be managed through regulatory bodies of the Company.

25.2 The regulatory bodies of the Company are the General Meeting of shareholders, the Board of Directors, Management (collective executive body of the Company) and the President (sole executive body of the Company).

25.3 Additional internal structural subdivisions (including counsels, committees, commissions) may be established at the corresponding body of the Company.

26. GENERAL MEETING OF COMPANY SHAREHOLDERS

26.1 The General Meeting of shareholders shall be the superior regulatory body of the Company.

26.2 The General Meeting of shareholders shall perform its activity according to the provisions of this Charter, internal documents of the Company approved by decision of the General Meeting of shareholders, and the requirements of RF legislation.

26.3 General Meeting of OJSC MTS Shareholders shall be held in Moscow.

26.4 The Company is obliged to conduct Annual (regular) General Meeting of shareholders.

26.5 The Annual General Meeting of shareholders shall consider issues related to the election of the Board of Directors of the Company, Audit Commission of the Company, approval of Auditor of the Company, issues referred to in sub-clause 27.1.19 of this Charter, and other issues within the terms of reference of the General Meeting of shareholders.

26.6 The General Meetings of shareholders held in addition to annual meetings shall be deemed extraordinary. An extraordinary General Meeting of shareholders may decide on issues concerning an early termination of powers of the Board of Directors members and concerning the election of the Board of Directors of the Company, concerning an early termination of powers of the Audit Commission members and concerning the election of the Audit commission of the Company, approval of Auditor of the Company, and other issues, stipulated by the current legislation.

27. TERMS OF REFERENCE OF GENERAL MEETING OF SHAREHOLDERS

27.1 The following matters are referred to the terms of reference of the General Meeting of shareholders:

(1) modifications and additions to this Charter (with exception of instances, when such a decision is referred to the terms of reference of the Board of Directors of the Company), as well as approval of a new version of the Charter of the Company;

•                  decision shall be made by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company, who participate in the General Meeting of shareholders

(2) reorganization of the  Company;

•                  the decision to reorganize the Company into a noncommercial partnership shall be made only upon proposal of the Board of Directors of the Company by unanimous decision of all the shareholders of the Company;

•                  the decisions to reorganize the Company in other forms shall be made only upon proposal of the Board of Directors of the Company by qualified majority  (three fourth) of shareholders votes — owners of voting shares of the Company, who participate in the General Meeting of shareholders

(3) liquidation of the Company, appointment of liquidation commission and approval of interim and ultimate liquidation balance sheet;

•                  decision shall be made by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(4) determination of number of members of the Board of Directors of the Company, election of its members and making decision concerning the early termination of powers of all members of the Board of Directors, as well as making decision to pay reward and/or to set a procedure for compensation of expenses to the members of the Board of Directors of the Company during the period of execution of their obligations;

•                  decision on election of members of the Board of Directors shall be made by cumulative voting. During the cumulative voting the number of votes that belong to each shareholder is multiplied by the number of individuals to be elected in the Board of Directors of the Company, and a shareholder has a right to give the votes, received in such a manner, completely for one candidate or distribute them among two or more candidates. The candidates who received the largest number of votes are considered as elected to the Board of Directors of the Company;

•                  decision on all other issues shall be made by simple majority (more than  a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(5) determination of quantity, par value and category (class) of authorized shares of the Company and the rights granted by such shares;

•                  decision shall be made by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders)

(6) increase of charter capital of the Company by augmenting the par value of Company shares;

•                  decision shall be made only upon proposal of the Board of Directors of the Company by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(7) increase of charter capital of the Company by placement of additional shares only among the shareholders of the Company, in case of increase of charter capital of the Company at the cost of its property;

•                  (decision shall be made only upon proposal of the Board of Directors of the Company by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(8) increase of charter capital of the Company by placement of additional shares by limited subscription

•                  decision shall be made only upon proposal of the Board of Directors of the Company by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(9) increase of charter capital of the Company by placement of common shares by public subscription, constituting to more than 25% (twenty-five percent) of previously placed common shares of the Company;

•                  decision shall be made only upon proposal of the Board of Directors of the Company by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(10) in the case if the Company receives a voluntary or mandatory offer to acquire shares, as well as other equity securities convertible into the shares of the Company — increase of charter capital of the Company by placement of additional shares within the quantity and categories (classes) of authorized shares, according to the procedure stipulated by the law;

•                  decision shall be made by simple majority (more than  a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders)

(11) decrease of charter capital of the Company by reducing the par value of Company shares;

•                  decision shall be made only upon proposal of the Board of Directors of the Company by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(12) decrease of charter capital of the Company by acquisition by the Company of a part of the shares on purpose to reduce their total quantity, as well as by redemption of acquired or bought out  shares of the Company;

•                  decision shall be made upon proposal of the Board of Directors of the Company by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(13) placement of equity securities convertible into the common shares of the Company by private subscription;

•                  decision shall be made only upon proposal of the Board of Directors of the Company by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(14) placement of equity securities convertible into the common shares of the Company by public subscription, in the case of placement of equity securities convertible into the common shares of the Company, constituting more than 25% (twenty-five percent) of previously placed common shares of the Company;

•                  decision shall be made only upon proposal of the Board of Directors of the Company by qualified majority (three fourth) of shareholders votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(15) placement of securities convertible into shares, including options of the Company, in the case if the Company receives a voluntary or mandatory offer to acquire shares, as well as other equity securities convertible into the shares of the Company, according to the procedure, stipulated by the law;

•                  decision shall be made by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(16) determination of quantitative composition of the Audit Commission of the Company, election of its members and making decision concerning an early termination of powers of all members of Audit Commission, as well as making decision to pay reward and/or to set a procedure for compensation of expenses to the members of the Audit Commission of the Company during the period of execution of their duties;

•                  decision of election of members of Audit Commission shall be made by simple majority (more than a half) of the shareholders’ votes — owners of voting shares of the Company, except for those are members of the Board of Directors or individuals, holding positions in regulatory bodies of the Company, participating in the General Meeting of shareholders;

•                  decisions on the rest of the issues shall be made by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders.

(17) appointment of the Auditor for Company;

•                  decision is made by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(18) dividend payment (declaration) based on the results of the first quarter, half-year, nine months of a fiscal year;

•                  decision is made by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(19) approval of annual reports, annual accounting statement, including Income and Loss statements (Income and Loss accounts) of the Company, as well as profit distribution (including dividend payment (declaration)), except for the profit distributed as dividends based on the results of the first quarter, half-year, nine months of a fiscal year and losses of the Company according to the results of a fiscal year;

•                  decision is made by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(20) determination of the General Meeting of shareholders’ conduct procedures;

•                  decision is made by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(21) determination of quantitative composition by procedure stipulated in the law and in this Charter of the Election Committee, electing members of the Election Committee and early termination of their power;

•                  decision is made by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(22) consolidation and splitting of shares;

•                  decision is made only upon proposal of the Board of Directors of the Company  by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(23) approval of party-related transactions by procedure stipulated in the law and in this Charter, when the subject of a transaction or of several interrelated transactions is a property whose value according to the Company’s books (offer price of the acquired) is equal to 2% (two percent) or more of the Company’s assets book cost according to its accounting statement at the last reporting date, except for transactions referred to in subparagraphs 27.1.24. and 27.1.25. of this Charter;

(24) approval of party-related transactions, by procedure stipulated in the law and in this Charter, when the subject of a transaction or of several interrelated transactions is a placement by subscription or by sale of the shares in value exceeding 2% (two percent) of previously placed Company common shares and common shares, to which the previously placed securities and equity securities may be converted;

(25) approval of party-related transactions, by procedure stipulated in the law and in this Charter, when the subject of a transaction or of several interrelated transactions is a placement by subscription of the shares in value exceeding 2% (two percent) of  previously placed Company common shares and common shares, to which the previously placed securities and equity securities may be converted;

(26) approval of party-related transactions, by procedure stipulated in the law and in this Charter, if all members of the Board of Directors of the Company, at the time of taking a decision on the party-related transaction at the Board of Directors’ meeting in all cases other than those stipulated in subparagraphs 27.1.23—27.1.25. of this item of the Charter, have been recognized as concerned persons and/or are not independent directors, and the relevant issue has been referred by the Board of Directors for decision at the General Meeting of shareholders;

(27) if the Company receives voluntary or compulsory offer to purchase shares, as well as any other equity securities, convertible into shares of the Company, the General Meeting of shareholders approves party-related transactions by procedure defined provided by law;

•                  decisions  on the approval of party-related transactions in all cases mentioned above in sub-clauses (23) — (26) shall be taken only upon the proposal of the Company’s Board of Directors by a simple majority (more than one half (1/2)) of votes of all non-concerned shareholders owning voting shares of the Company;

•                  decisions on the approval of party-related transactions in the case mentioned in sub-clause (27) shall be taken by a simple majority (more than one half (1/2)) of votes of all non-concerned shareholders owning voting shares of the Company

(28) approval of major transactions, in the case, when the subjects of the transaction is a property of a value of more than 50% (fifty percent) of Company’s assets book cost defined according to its accounting statement on the last reporting date;

•                  decision is made only upon proposal of the Board of Directors of the Company by a special majority (three quarters) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(29) approval of major transactions, by procedure stipulated in the law and in this Charter, in the case, when unanimity of members of the Board of Directors of the Company with respect to the approval of such major transaction, as requested by subparagraph 31.2.19 of this Charter, has not been achieved, and the relevant issue has been referred by the Board of Directors for decision at the General Meeting of shareholders;

•                  decision is made only upon proposal of the Board of Directors of the Company by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(30) making a decision on participation in financial and industrial groups, associations and other unions of commercial organizations;

•                  decision is made only upon proposal of the Board of Directors of the Company by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(31) approval of internal documents that regulate Company’s bodies’ activities;

•                  decision is made only upon proposal of the Board of Directors of the Company by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(32) transferring powers of the sole executive body of the Company by agreement to a commercial organization (managing organization) or to an individual entrepreneur (manager), as well as making a decision on early termination  of powers  of such Managing organization or Manager;

•                  decision is made only upon proposal of the Board of Directors of the Company by a simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(33) if the Company receives a voluntary or compulsory offer to acquire shares, as well as any other equity securities convertible into shares of the Company, approval of such transaction or several interrelated transactions connected with the acquisition, alienation or an opportunity of alienation by the Company, in direct or indirect way, of any property in value of 10 or more percent of  Company’s assets book cost, defined according to its accounting statement on the last reporting date, unless such transactions are entered into in line with the regular business activities of the Company or have been made before the Company has received such voluntary or compulsory offering;

•                  decision shall be made by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(34) in the case where the Company receives a voluntary or compulsory offer to acquire shares, as well as any other equity securities convertible into shares of the Company, taking a decision on raising the reward for persons occupying positions in the Company managing organs,  on setting terms for terminating their powers and on  increase of compensations paid to such persons in the case of termination  of their powers;

•                  decision shall be made by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(35) in the case where the Company receives a voluntary or compulsory offer to acquire shares, as well as any other equity securities convertible into shares of the Company,  approval of Company’s acquiring these outstanding shares;

•                  decision shall be made by simple majority (more than a half) of shareholders’ votes — owners of voting shares of the Company who participate in the General Meeting of shareholders

(36) Other issues stipulated by law and by this Charter.

27.2 Issues referred to the terms of reference of the General Meeting of shareholders, may not be referred for decision by the Board of Directors of the Company or by an executive body of the Company.

27.3 General Meeting of shareholders shall not be entitled to consider issues not related to its terms of reference and to take decisions on these issues.

27.4 Resolutions approved by the General Meeting of shareholders  on issues not included in the agenda of the General Meeting of shareholders (unless all shareholders of Company took participation in the meeting) or approved with violation of competence of the General Meeting of shareholders or approved in the absence of quorum for holding of the General Meeting of shareholders or approved without majority of shareholders’ votes required for approval of resolutions shall be null and void regardless of appeal of such resolutions.

28. PREPARATION AND CALLING OF GENERAL MEETING OF SHAREHOLDERS

28.1 Annual General Meeting of shareholders shall be held not earlier than 2 (two) months and not later than 6 (six) months after the end of the fiscal year. Annual General Meeting of shareholders shall be convened by the Company Board of Directors. Date of Annual Meeting of shareholders shall be defined by the Company Board of Directors.

28.2 Extraordinary General Meeting of shareholders shall be held following a decision of the Company’s Board of Directors on its own initiative, by the request of the Audit Commission of the Company, Auditor of the Company, as well as of shareholders (shareholder), who own at least 10% (ten percent) of voting shares of the Company in aggregate on the date of the demand. An extraordinary General Meeting of shareholders is called by the Board of Directors of the Company. In case of Board of Directors’ failure to approve within the time provided for with this Charter, Clause 28.9, the resolution on holding of an extraordinary General Meeting of shareholders or in case of the resolution on refusal in holding of an extraordinary General Meeting of shareholders, a body of the Company or persons who require to hold a meeting shall be entitled to put a claim for compelling the Company to hold an extraordinary General Meeting of shareholders

28.3 The request for convening an annual General Meeting of shareholders shall contain the wording of the items to be included in the meeting agenda. The request for an extraordinary Meeting may contain the wording of draft decisions on each of the items under consideration, as well as the proposal on the form of the meeting conduct.

28.4   Board of Directors’ decision that initiates the calling of extraordinary meeting of Shareholders shall be adopted by a simple majority of votes of members of the Board of Directors present at the meeting. This decision shall include the approval:  (1)      of the wording of agenda items; (2) of the form of holding the meeting. Minutes of the Board of Director meeting where such decision has been taken shall contain the names of the Board members who voted for the decision, against it or abstained.

28.5 A request of the Audit Commission of the Company to call an extraordinary General Meeting shall be adopted by a simple majority of votes of the members of the Audit Commission present at its meeting and be sent to the Board of Directors. Said request shall be signed by the members of the Audit Commission who voted in favor of its adoption.

28.6 A request by the External Auditor initiating the calling of an extraordinary General Meeting shall be signed by him/her and sent to the Board of Directors.

28.7 Shareholders owning in aggregate at least 10 percent of the voting shares of the Company who initiate the calling of an extraordinary General Meeting of Shareholders shall send to the Board of Directors a written request specifying, in addition to the information indicated in clause 28.3, the following information: (1) the names of the Shareholders, (2)  and information about the voting shares owned by them. Such request shall be signed by the Shareholder or its agent. If the request is signed by an agent,  his/her power of attorney shall be attached. If the request is signed by a representative of the legal entity who acts on its behalf by proxy, the power of attorney shall be attached to the request.

28.8  A request of initiators of calling an extraordinary General Meeting shall be submitted in writing by  a registered letter to the Company’s address with delivery confirmation or shall be delivered to the secretary of the Company Board of Directors against the secretary signature or be delivered to the Company expedition office or any other department empowered to receive letter correspondence addressed to the Company.

28.9 Within 5 days of the date of submission of such request, the Board of Directors shall adopt a decision  in favor or against the calling of an extraordinary General Meeting. Either decision of the Board shall be brought to meeting initiators’ notice within three days upon its taking.

28.10 The list of persons, who are entitled to take part in the General Meeting of shareholders, is made relying on the data of the Company’s Shareholders Register on a certain date, set by the Board of Directors of the Company in compliance with requirements of the applicable laws and of this Charter.

28.11 Board of Directors while preparing a General Meeting shall define:

•                  form for the conduct of meeting (joint attendance or absentee voting)

•                  the date, place, and time of the meeting  and/or  final date of Company’s accepting voting ballots and the mailing address, which the filled ballots shall be sent to

•                  the date, place, and start time of registration of meeting participants for a joint attendance meeting

•                  final date when the list of persons entitled to take part in the General Meeting must be compiled

•                  General Meeting agenda

•                  the way in which Shareholders should be notified of the General Meeting of Shareholders

•                  list of information (materials) to be handed to the persons entitled to take part in the meeting of shareholders and procedure for delivery of such materials.

•                  form and text of the voting ballots.

28.12 Annual General Meeting of shareholders agenda shall include items for the election of the Board of Directors, Audit Commission, approval of the Auditor, as well as items for approval of annual reports, annual or accounting statement, Company’s profits and losses distribution.

28.13 Board of Directors of the company shall not entitled to amend wordings of items suggested for the inclusion into the agenda of the General Meeting of shareholders, and wordings of decisions on such items.

28.14 Voting at the General Meeting of shareholders shall be carried out by voting ballots. If the Meeting is held in form of joint attendance, the voting ballot shall be sent by registered letter or by messenger or handed in to each person or its representative, entered in the list of persons, who are entitled to take part in the General Meeting of shareholders. Should the General Meeting be held in form of absentee voting or in any other instances stipulated by the law or by this Charter, the voting ballot shall be sent by registered mail or by messenger or delivered by hand against the signature to each person included in the list of persons entitled to take part in the General Meeting of shareholders not later than 20 days before the convening date. Those shareholders shall be deemed to have taken part in the General Meeting of shareholders in form of joint attendance, who have registered for participation in such a meeting, as well as shareholders whose ballots have been received at least two days before the convening date. Those shareholders shall be deemed to have taken part in the General Meeting of shareholders in form of absentee voting, whose ballots have been received before the final date of accepting ballots.

28.15 Notification of the General Meeting of shareholders’ convening shall be sent to shareholders included in the list o persons entitled to take part in the General Meeting of shareholders at least 30 days before the convening date, unless otherwise specified by the law, by circulating the notice text by registered mail at the addresses referred to in the list of persons entitled to take part in the General Meeting, or delivered messenger to those persons against their signature.

The notice text on holding the General Meeting shall be published also in mass media (newspapers Rossiyskaya Gazeta and Vedomosty) according to the timeframe set forth for sending such a notice. The date of shareholders’ notification of the General Meeting shall be defined by the mailing date, by the publication date, or by hand delivery date.

Wording of the notice of the Meeting convening may, by Board decision, sent also in electronic form to those Company shareholders who left their electronic addresses with the Company of Registrar.

28.16  If a person registered in the Register of Shareholders of the Company is a nominee holder of shares, the notice of a General Meeting shall be sent to the nominee holder of shares, unless other mailing address is indicated in the list of persons entitled to take part in the General Meeting of shareholders.

28.17 Additional requirements to General Meeting convening and holding procedure are stipulated by the RF laws and Company’s internal documents.

28.18 The list of information and materials concerning the Meeting agenda to be provided to shareholders and the way to provide such materials are defined by requirements of the RF law. By the Board decision, the information that should be made available for persons entitled to take part in the General Meeting of shareholders, unless it is confidential or proprietary, may be partially or fully disclosed on the Company site in Internet.

28.19 Proposals on entering items to the  annual General Meeting agenda and proposals on offering candidates for Company bodies elected by General Meeting may be put by Company shareholders who own at least 2 percent of voting shares within 100 days of the fiscal year termination. Proposal on the agenda and candidates to Company bodies shall be sent to the Company address by registered mail with delivery confirmation or handed in to Company secretary   or be delivered to the Company expedition office or any other department empowered to receive letter correspondence addressed to the Company.

29. HOLDING OF GENERAL MEETING OF SHAREHOLDERS

29.1 Decisions of the General Meeting of shareholders may be taken by holding a meeting (joint attendance of company shareholders for discussion on agenda items and adopting decisions on issues put to vote).

29.2 Decision of the General Meeting of shareholders may also be taken without holding a meeting, by way of absentee voting.

29.3 The general Meeting of shareholders whose agenda includes such issues as election of the Board of Directors, Auditing Commission of the Company, approval of the Company Auditor as well as issues referred to in 27.1.19 of this Charter may not be held in form of absentee voting.

29.4 the following persons can participate in the General Meeting of shareholders: those included in the list of persons, who are entitled to take part in the General Meeting of shareholders, persons, to whom the property rights for the shares of above said persons have been transferred by way of legal succession or reorganization, or their representatives acting by proxy to vote or by the law. If a General Meeting of shareholders is held in form of joint attendance, persons from the list of those entitled to take part in the General Meeting of shareholders (or their representatives), shall be entitled to take part in such a meeting or to mail the filled voting ballots to the Company.

29.5 Registration of persons, who take part in the General Meeting of shareholders, held as a join attendance meeting, shall be carried out by the Election Commission of the Company. The Election Commission shall be elected by the General Meeting and include at least three persons. If Election Commission has not been established, its functions shall be performed by the Secretary of by the Board of Directors of the Company or by any other person designated by the Board. Functions of the Election Commission may be performed by the Registrar of the Company. In the case where the number of shareholder owing voting shares exceeds 500, the Election Commission’s functions shall be performed by the Company Registrar. The Election Commission in performing its duties shall be an independent permanent body of the General Meeting of shareholders. Its functions shall be to: (1) verify powers  of persons who register for participation in the General Meeting of Shareholders, (2) verify power of attorney of shareholder representatives for compliance with the RF law, (3)  keep records of powers of attorney and the rights granted thereby, reflecting these in a corresponding journal, (4) hand out and send voting ballots and other information (materials) for the General Meeting and maintain a journal of issued (sent) ballots, (5)  determine a quorum of the General Meeting of Shareholders, (6)  count votes and tally voting results, (7)  perform other functions stipulated by the RF laws, by Company internal documents relative to the Election Commission activity or by an agreement between the Company and person acting as Election Commissions.

29.6 Transfer of rights (powers) to a representative who is entitled to take part in General Meeting of shareholders shall be in form of a power of attorney issued following the requirements of current laws. Shareholder may at any time replace his/her representative and personally exercise the rights granted by the share, by canceling the power of attorney in way prescribed by the law. In the cases where the share is a subject of fractional ownership of several persons, the voting right at the General Meeting of shareholder shall be given, at their decision, to one of the participants of such fractional ownership or to their common representative. Power of each of such persons shall be duly formalized.

29.7 General Meeting of shareholders, held in form of joint attendance is declared open if by the time of its holding there is a quorum with respect to at least one issue on the agenda of this General Meeting. Registration of persons entitled to take part in the General Meeting of shareholders, who failed to register before the opening of the Meeting, shall continue until the discussion has been completed of the last agenda item of the General Meeting for which a quorum is available.

29.8 If agenda of the General Meeting of shareholders includes items to be voted upon by different membership of voters, a quorum necessary to take decisions on these items shall be defined separately for each such item. If there is no quorum allowing decisions to be taken on the items that require a certain composition of voters, it shall not impede the adoption of decisions to be voted upon by a different composition of voters if a quorum is sufficient for taking such decisions.

29.9 Quorum of the General Meeting of shareholders is defined depending on the composition of voters’ audience with respect to the agenda items of the General Meeting of shareholders.

29.10 All shareholders — owners of common shares of the Company shall be deemed as those who vote on any item included in agenda of the General Meeting of shareholders, except for the following items:

• approval of party-related transactions (subparagraphs 27.1.23  — 27.1.27 of this Charter); not included in the number of voters are the shareholders of the Company, who, in the way prescribed by the law, are recognized as a related party with respect to such transaction made by the Company;

• electing members of the Audit Commission of the Company; not included in the number of voters are the shareholders of the Company, who are members of the Board of Directors, and persons, who occupy positions in the Company managing bodies.

29.11 Quorum of the General Meeting of shareholders in the case of a vote taken on the issue of reorganizing the Company in a non-commercial partnership shall be as high as 100% (one hundred percent) of the membership, voting on this issue. Quorum of the General Meeting of shareholders on any other issue included in the agenda of the General Meeting of shareholders, is defined as a simple majority (more than a half) of shareholders’ votes — those who owns shares of the Company, voting on the relevant issue.

29.12 If quorum is satisfied, then the number of votes, necessary to take a corresponding decision at the General Meeting of shareholders, stated in paragraph 27.1 of this Charter, is defined according to the total number of shareholders’ votes — those who possess voting shares of the Company and take part in the General Meeting of shareholders, except for voting the issue of reorganizing the Company in non-commercial partnership and the approval of party-related transaction (subparagraphs 27.1.23 — 27.1.27 of this Charter). In the above stated cases the number of votes, required to make a corresponding decision at the General Meeting of shareholders, is defined according to the total number of shareholders’ votes — those who possess voting shares of the Company, included in the number of voters on the relevant issue.

29.13 If at the assigned beginning of the General Meeting of shareholders quorum is not satisfied for all issues, included in agenda Of the General Meeting, opening General Meeting of shareholders may be postponed to the later time, but not later than 2 (two) hours

29.14 If there is no quorum to hold the annual General Meeting of shareholders, then the second General Meeting of shareholders with the same agenda shall be held. If there is no quorum to hold the extraordinary General Meeting of shareholders the second General Meeting of shareholders with the same agenda shall be held.

29.15 The second General Meeting of shareholders is law competent (has quorum), if it is attended by shareholders, who possess not less than 30 percent of votes of company’s outstanding voting shares in aggregate.

29.16 For convening a second  General Meeting of shareholders called  instead of the meeting that failed to take place the way to convene such a meeting is defined following the provisions  of Article 28 of the Charter. Sending notification of the second meeting is made according to  28.17 and 28.18 of this Charter. Sending ballots for voting at the second meeting shall  follow the rules of applicable laws of  Russian Federation.

29.17  In case of failure to have a quorum for holding of an Annual General Meeting of shareholders pursuant to a court decision, the second General Meeting of shareholders with the same agenda shall be held within 60 days at the latest. No additional claim is required for it. The second General Meeting of shareholders shall be called and held by a person or Company’s body specified in the court decision and, if the said person or Company’s body does not hold an Annual General Meeting of shareholders in the time specified in the court decision, the second meeting of shareholders shall be called and held by other persons or Company’s body which put a claim provided that such persons or Company’s body were specified in the court decision.

29.18  If the second General Meeting of shareholders is held less then in 40 days after the postponed General Meeting of shareholders, persons, who are entitled to take part in the General Meeting of shareholders, are defined according to the list of persons, who were entitled to take part in the postponed General Meeting of shareholders.

29.19 Voting at the General Meeting of shareholders is held according to the concept «one voting share of the Company — one vote», except for holding cumulative voting in case, stipulated by law and this Charter.

29.20 Voting on all agenda items at a General Meeting of Shareholders shall be conducted only by voting ballots. The Board of Directors shall approve the ballot form and wording..

29.21 A voting ballot shall be deemed invalid with respect to the agenda item specified thereon in the event that:

(1)     there are corrections to ballot’s original data;

(2)     there are discrepancies between the ballot submitted to the Election Committee and the text and the form of the ballot approved by the Company’s Board of Directors;

(3)     more than one voting option is left; unless the vote is taken in accordance with instructions of persons who had acquired the shares after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, or in compliance with instructions of the owners of depositary securities.

(4)     no voting option is left in the ballot;

(5)     all voting options have been crossed out;

(6)     the ballot has no Shareholder’s signature;

(7)     the Company, after having received voting ballots signed by a representative acting by proxy, was notified,  not later than two (2) days prior to the date of the General Meeting of Shareholders, that this representative has been replaced (recalled);

(8)     in the course of counting the votes, two or more filled voting ballots of one person have been discovered where for the same item of the agenda of the General Meeting of Shareholders the voter has left different voting options. This rule shall not cover the ballots signed by a person who had issued a proxy for voting with respect to shares that have been transferred after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, and/or persons acting on the basis of such proxy, where in the boxes used for the indicating a number of votes given for each voting option the number of votes cast for the respective option is indicated and appropriate marks are present as stipulated by the normative acts of the Russian Federation;

(9)     the ballot for voting on the issue of election of members of the Company’s Audit Commission or members of the Election Committee has the “in favor” box left for more candidates than the number of persons that should be elected to the respective body of the Company. This rule shall not cover  voting ballots that have been signed by a person voting on shares that have been transferred after the date of making up a list of persons entitled to participate in the General Meeting of Shareholders, in accordance with instructions received from the persons who acquired such shares, and/or a person voting on shares circulating outside the Russian Federation in the form of depositary securities, and that contain appropriate marks stipulated by the normative acts of the Russian Federation;

(10)   the ballot has the votes “in favor” left for alternative versions of decision;

(11)   in the course of cumulative voting, a Shareholder has distributed between the candidates to the Board of Directors a number of votes that exceeds the numbers of votes he have had at his disposal.

(12) the ballots were submitted to Election Committee after the time when the counting of votes was started.

29.22 Additional requirements to the conduct of a General Meeting of shareholders are set forth in the RF laws and by the Company’s internal Regulations.

30. DOCUMENTS OF THE GENERAL MEETING OF THE COMPANY’S SHAREHOLDERS

30.1 According to results of voting the Election Committee executes the Minutes of results of the voting, which is signed by members of the Election Committee or by a person, who performs its functions. The Minutes of results of the voting is executed not later than in 3 (three) working days after the General Meeting of shareholders is closed or after the day, when the voting papers cease to be accepted any more, if the General Meeting of shareholders is held as distant voting.

30.2 Decisions, made at the General Meeting of shareholders, as well as results of voting are disclosed at the General Meeting of shareholders, during which the voting was held, or delivered not later than in 10 (ten) days after the Minutes of results of the voting is executed if the form of the Report on results of the voting to persons, included in the list of persons, who are entitled to take part in the General Meeting of shareholders, in order, stipulated for notification about the General Meeting of shareholders. The Report on results of the voting at the General Meeting of shareholders is signed by a person, presiding at the General Meeting of shareholders and By the Corporate Secretary. Results of voting on electing the Board of Directors and the Audit Commission of the Company are to be disclosed at the General Meeting of shareholders  and take effect since they are disclosed.

30.3 Chairman of the General Meeting of shareholders shall be elected by majority of  votes of shareholders present at the meeting. The chairman shall perform the following functions: (1) conducts the General Meeting, (2) enforce compliance with the regulations, (3) signs the minutes of the General Meeting of shareholders.

30.4 Report on voting results shall be attached to the minutes of the General Meeting.

30.5 The Minutes of the General Meeting of shareholders (in two copies) shall be executed within 3 (three) working days of the General Meeting of shareholders’ closure. Both copies are signed by Meeting chairman and by a secretary of the General Meeting of shareholders. Extracts from Minutes of the General Meeting of shareholders shall be signed by the Secretary of the General Meeting of shareholders.

30.6 After the Report on results of the voting is executed and the Minutes of the General Meeting of shareholders are signed, the voting papers are sealed up by the Election Commission and handed over for storage in the Company archives.

30.7 Additional requirements to the form and the way of presenting documents of the General Meeting of shareholders of the Company are set forth by the RF laws and internal documents of the Company.

31. BOARD OF DIRECTORS OF THE COMPANY

31.1 Board of Directors of the company manages activities of the Company more generally, except for solving questions, referred by law and by this Charter to the terms of reference of the General Meeting of shareholders.

31.2 Only individual person is allowed to be a member of the Board of Directors of the Company. Persons, elected in the Board of Directors of the Company, may be reelected unlimited number of times. A member of the Board of Directors of the Company may be not a shareholder of the Company.

31.3 A person, who performs functions of the President of the Company, is not allowed to be the Chairman of the Board of Directors of the Company simultaneously.

31.4 Members of the Board of Directors of the Company are elected by the General Meeting of shareholders in order, stipulated by law and in this Charter, for the term up to the next annual General Meeting of shareholders. If annual General Meeting of shareholders was not held in at a stated time, powers of the Board of Directors of the Company cease to be effective, except for powers to prepare, call and hold the annual General Meeting of shareholders.

31.5 Number of members of the Board of Directors of the Company is defined by the decision of the General Meeting of shareholders and may not be less than 7 (seven). Until a decision is taken setting other number of members, the shareholders, while submitting candidates for the Board positions shall be guided by the existing number of Directors in the Company as defined by General Meeting decision by the time of such submission.

31.6 Organization and managing work of the Board of Directors are performed by the Chairman of the Board of Directors of the Company. The Chairman of the Board of Directors presides at the meetings of the Board of Directors of the Company and ensures that minutes be taken at the meetings.

31.7 The Chairman of the Board of Directors and one deputy chairman shall be elected by members of the Board of Directors out of their membership by a simple majority of votes, present at the Board of Directors of the Company. The Board of Directors of the company is entitled to reelect at any time the Chairman of the Board of Directors and his deputy by a simple majority of votes from the total votes of the Board of Directors of the Company.

31.8 The Board of Directors shall adopt decisions and organize work in accordance with the Board of Directors’ regulations approved by General Meeting of Shareholders.

31.9 The Board of Directors members shall act in interests of the Company, conscientiously and reasonably exercise their rights and obligations in relation to the Company.

31.10 The Board of Directors of the Company shall annually report on its activity to General Meeting of Shareholders.

31.11 Duties of the members of the Company’s Board of Directors shall be defined by  applicable laws, by this Charter and by internal documents of the Company. Members of the Board of Directors shall, in particular:

(1) comply with requirements of this Charter and decisions General Meeting of shareholders of the Company;

(2) timely provide the Company with their personal data and data about their affiliated persons and notify of any changes of these data by procedure stipulated by law;

(3) timely inform  the Board of Directors of the Company, the Audit Commission of the Company and the Auditor of the Company about transactions made the Company and/or anticipated transactions, for which they may be recognized as a related party, as well as about legal entities, in which they have (personally or jointly with their affiliated persons) 20% (twenty percent) or more of voting shares (equities), and about legal entities where they occupy positions in management bodies.

31.12 By the General Meeting of shareholders’ decision, members of the Board of Directors of the Company shall, in the period of performing their duties, receive remuneration and reimbursement of their expenses connected with performing their functions as members of the Board of Directors of the Company. Amounts of such remunerations and reimbursements shall be set by the General Meeting of shareholders decision. Responsibility of the members of the Board of Directors during the performance of their duties may be insured if the Company managing bodies so decide.

32. TERMS OF REFERENCE OF BOARD OF DIRECTORS OF THE COMPANY

32.1 In order to maintain a stable financial status and competitiveness of the Company, the Board of Directors shall establish an effective organizational structure and a management system for the Company, develop basic strategic and tactical goals, and enforce their implementation by the Company.

32.2 Terms of reference of the Board of Directors of the Company shall include the following issues:

(1) identifying priority directions of Company activity, defining development strategy of the Company,  working out the Company investment policy, defining new types of the Company activity, approving the annual budgets (finance plans) of the Company,  examining the principal directions of activity and development strategy of subsidiaries and affiliated companies;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(2) approving the Company organizational structure (in the form of a list showing positions in the Company and structural subdivisions of the Company directly reporting to the President of the Company);

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(3) examining results of financial and economic activity of the Company and its subsidiaries and affiliated companies; preliminary examination of annual reports and annual accounting statements of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(4) calling annual and extraordinary General Meetings of shareholders, except for cases, stipulated in  23.6.2 of this Charter;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(5) approval of the agenda of the General Meeting of shareholders;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(6) setting the final date for closing the list of persons, who are entitled to take part in the General Meeting of shareholders, and resolving  other issues, connected with preparation and holding of the  General Meeting of shareholders and meetings of the Board of Directors and referred to terms of reference of the Board of Directors of the Company by the applicable laws and  by this Charter;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(7) placing bonds and other equity securities by the Company (including equity securities convertible into Company shares), except for cases when the adoption of relevant decision is within the General Meeting’s terms of reference;

•                  decision on offering of equity securities convertible into Company shares shall be unanimously taken by all members of the Board of Directors exclusive of exiting members of the Board of Directors;

•                  decision on offering of bonds or other equity securities shall be taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(8) defining, in cases, stipulated by law, the price (pecuniary valuation) of the property subject to transactions effected by the Company, as well as placement and redemption price of equity securities of the Company;

•                  decision is made by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors. If a related party with respect to one or several transactions when the price (pecuniary value) of the property is defined by the Board of Directors of the company, is a Board member (or Overseeing Board member), the price of the property shall be defined by the decision of Board members (or Overseeing Board members) who are not a related party with respect to such transaction

(9) purchasing  shares, bonds and other securities paced by the Company in cases and by procedure stipulated by laws of the Russian Federation, except for the cases, where such a purchase is connected with decrease of the charter capital of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(10) appointing the President of the Company; defining the number of members of the Board of Directors, electing its members; approving terms of engagement agreements with the President and members of the Management of the Company; early termination of power the President of the Company and  members of the Management of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(11) recommendations to the General Meeting of shareholders on the value of  reward to be paid and/or on procedure of compensating expenses for members of the Audit Commission of the Company, as well as evaluating the payment for the Company Auditor’s services;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(12) recommendations to the General Meeting of shareholders concerning amount of dividend on share and procedure for paying dividends;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(13) use of a reserve fund and other funds of the Company, as well as approval of internal documents guiding the way of setting up and using the funds of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(14) approval of internal documents of the Company, except for internal documents, approval of which is within the terms of reference of the General Meeting of shareholders of the Company, Management of the Company and the President of the Company, regulating business principles of the Company in the following fields: strategy, investments, new types of Company activity, human resource management policy and personnel motivation and loyalty insurance system; corporate management;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(15)approval of a Corporate Code of Ethics;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(16) establishing subsidiaries and opening representative offices of the Company, as well as deciding on their closing; approval of Regulations on subsidiaries and representative offices, as well as taking decisions on amending the Charter in connection with establishment of subsidiaries and representative offices of the Company and their liquidation;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(17) approving major transactions involving the property valued at 25% (twenty five percent) to 50% (fifty percent) of the Company’s assets book cost, defined according to its accounting statement on the last reporting date, as well as approving transactions, connected with alienation or an opportunity of alienation of real estate property, which costs more than 10% (ten percent) of the Company’s assets book cost;

•                  a decision to approve major transactions, stated in this subparagraph, is taken unanimously by all members of the Board of Directors with exception of retired members of the Board of Directors

(18) approval by procedure stipulated by law, of party-related transactions, except for the cases where the adoption of relevant decision is within the terms of reference of the General Meeting of shareholders of the Company in compliance with subparagraphs 27.1.23. — 27.1.27. of this Charter;

•                  decision is taken by a simple majority (more than one half (1/2)) of votes of all independent members of the Board of Directors who are not a related party.

(19) approval of  the Company registrar and terms of his assignment, as well as terminating the assignment;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(20) approval of candidature of Managing organization (Manager) and terms of respective agreement, so that the issue of transferring powers of the sole executive body of the Company to such Managing organization (Manager) be included in the agenda of the General Meeting of shareholders of the Company ;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(21) temporary suspension of powers of Managing organization (Manager), simultaneously with taking a decisions on establishment of the provisional sole executive body of the Company and on holding an extraordinary General Meeting of shareholders to solve the issue of an early termination of powers  of  the Managing organization (the Manager) and transferring the powers of the sole executive body of the Company to a Managing Organization (Manager);

•                  decision is taken by a qualified majority in three quarters of votes of all members of the Board of Directors with exception of retired members of the Board of Directors

(22) Taking a decision on purchase of  Company shares that have been redeemed and purchased for other reasons  and are in the Company possession in compliance with requirements of law and of this Charter;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(23) approval of a decisions on issuing, prospectus, reports on the results of the issue, as well as reports on the results of purchasing Company’ securities by the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(24) including issues in the agenda of the General Meeting of shareholders in the cases, stipulated by law and this Charter;

•                  decisions on including all mentioned issues in agenda of the General Meeting of shareholders are made by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(25) taking decision on Company participation, changing its share and cutting participation in other organizations (except for the cases where such a decision is within the of terms of reference of the General Meeting of shareholders of the Company in compliance with subparagraph 27.1.30. of this Charter), including those on establishing subsidiaries and associated companies of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(26) approval of President and Board members’ accepting positions in managing bodies of other organizations.

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(27) adopting recommendations in relation to voluntary or compulsory offering, received by the Company, in compliance with Chapter XI.1 of the Federal law «On joint-stock companies», which include assessment of the offer price of  securities to be purchased and probable change of their market price after the purchase, assessment of plans of the person, who has made such  voluntary or compulsory offer, in relation to the Company, including in relation to its personnel;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(28) appointment (if required) of the Corporate Secretary of the Company and termination of his/her powers, as well as approval of principles of assessment of his/her work and of a reward system;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(29) appointment of the secretary for the Board of Directors of the Company and termination of his/her powers, as well as approval of principles for evaluating hi/hers work and of a reward system

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(30) approving specimens of trademark, as well as emblems and other means of visual identification of the Company;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(31) establishing committees, commissions and other internal structural subdivisions at the Board of Directors of the Company, defining their powers and approving their personal composition;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(32) approval of transactions connected with alienation or possible alienation of land, buildings (including those what are objects of incomplete construction), and living and non-living spaces (related to floor space in excess of 1000 sq. meters).

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(33)  increase of charter capital by placing additional shares of the Company by way of an open subscription, except for cases set forth in 27.1.9 of this Charter.

•                  decision is taken unanimously by all members of the Board of Directors; the votes of retired Board Members are not taken into account

(34) increase of charter capital by placing additional shares of the Company and converting into these shares the previously issued equity securities convertible into such shares;

•                  decision is taken unanimously by all members of the Board of Directors; the votes of retired Board Members are not taken into account

(35) Approval of transactions involving a property with the price over 100 million USD in ruble equivalent at the RF Central Bank exchange rate as of the date of decision taking but not exceeding 25 percent of the assets value of the Company, assessed by its accounting data on the last reporting date;

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(36) Formulating the Company opinion with respect to corporate conflicts among the Company shareholders.

•                  decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors

(37) Approval of the candidates to be nominated for election to the Board of Directors (Supervisory Boards) and Auditing Commissions of the Company’s foreign subsidiaries;

•                  (decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors)

(38)  Approval of the candidates to fill the vacancies of the top officers in the Company, who report directly to the President of the Company;

•                  (decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors)

(39)  Approval of the general principles of appraisal of the work and remuneration and incentive scheme for the top offices of the Company, who report directly to the President of the company;

•                  (decision is taken by a simple majority (more than a half) of votes of those who take part in the meeting of the Board of Directors)

(40) Approval of transactions on the acquisition, alienation and encumbrance of shares and equity stakes in charter capitals of other companies and the approval of material terms and conditions of such transactions, including, but not limited to, provisions specifying the number of acquired, alienated and encumbered shares or provisions specifying the size of the acquired, alienated or encumbered equity stake and the price of the transaction;

•                  decision is taken by a simple majority (more than one half (1/2)) of votes of the Board members participating in the meeting;

(41) Determination of the Company (Company’s representatives) position on issues concerning the Company (Company’s representatives) participation (non-participation) in voting, voting on draft resolutions “in favour”, “against” or “abstained” on the following issues of agendas for (a) General Meetings of shareholders (participants), (b) Board of Directors meetings, (c) meetings of collective executive bodies as well as (d) position on approval of resolutions by a sole executive management body of subsidiaries and affiliated/associated operating companies of the Company and business enterprises in which Company directly or indirectly participates and/or such subsidiaries and affiliated/associated companies of Company:

on participation of Company’s subsidiaries and affiliated/associated companies in other organizations and/or on participation of enterprises in which Company directly or indirectly participates and/or such subsidiary and affiliated/associated company in other organizations (on either entering as a participant (shareholder) into an existing organization or setting up a new organization) or on termination of such participation, including making transactions on acquisition, alienation or encumbrance of shares and equity stakes in charter capitals of such organizations, including the approval of material terms and conditions of such transactions, including, but not limited to, provisions specifying the number of acquired, alienated or encumbered shares or provisions specifying the size of the acquired, alienated or encumbered equity stake and the transaction value;

HOWEVER provisions of the sub-clause (41) shall not apply to: (a) transactions made by COMSTAR-OTS OJSC and/or its subsidiaries and affiliated/associated companies and/or organizations in which such COMSTAR-OTS OJSC’ subsidiaries and affiliated/associated companies directly or indirectly participate, if the value of each transaction does not exceed USD 30 000 000 (thirty million) in Ruble equivalent at the exchange rate of the Central Bank of the Russian Federation as of the date of the resolution approval; and b) transactions made between the companies identified in item (a) of this paragraph.

•                  (decision is taken by a simple majority (more than one half (1/2)) of votes of the Board of Directors  members participating in the meeting);

(42) Consideration of information and reports of the President and the Management  Board of the company on the following issues:

a) Company activities;

b) performance by the President and Management Board of their duties and responsibilities;

c) performance by the Company top officers, who report directly to the President, of their duties and responsibilities

d) implementation of the resolution of General Shareholders Meetings and the Board of Directors of the Company;

(43) Approval of the reports the Company executive bodies on effectiveness of the risk management system (process) and internal control system (process) of the Company;

•             decision is taken by a simple majority (more than one half (1/2)) of votes of the Board members participating in the meeting

(44) Taking decisions on issues referred to the Boars of Directors’ terms of reference by rules and recommendations of security exchanges, security trading organizers, public organizations and state authorities of foreign countries that regulate the security circulation and listing (including bonds, Depositary receipts, other equity securities convertible into shares) and derivative securities (including debenture notes and other derivative instruments) of a Russian issuer on the territory of such foreign countries, applicable to the

Company activity, as well as placement of securities by the Company, including problems of limiting the placement price, placement timeframe, essential conditions, placement and circulation parameters for such securities (including derivative securities), setting liability limitations applied by the Company in connection with such issue and/or in connection with the existing contractual obligations of the Company;

(45) Adopting decisions on other issues referred to the Board of Directors’ terms of reference by this Charter, by the law and by Company contractual obligations, as well a by foreign laws applicable to the Company as a security issuer placed outside the Russian Federation.

32.3 Issues referred by the law and this Charter to the Board of Directors’ terms of reference may not be delegated for decision to an executive body of the Company.

33. MEETINGS OF BOARD OF DIRECTORS OF THE COMPANY

33.1 Board of Directors of the company organizes shall carry out its activity in form of joint attendance meetings of members of the Board of Directors held according to the Board of Directors Regulations and based on free discussions of agenda items with a view of taking decisions within the Board’ terms of reference. If meetings are held in the joint attendance form, account shall be taken of written opinions of absent members of the Board of Directors. The Company’s Board of Directors may hold its meetings by means of electronic (telephone) communication facilities. In such case the Secretary of the Board of Directors ensures the magnetic (electronic) tape recording of the Board of Directors meeting to be taken. Participation in the Board of Directors meeting held by means of electronic (telephone) communication facilities shall be deemed equal to personal presence. If necessary, the Board of Directors of the Company may take decisions by absentee voting (polling) in the way prescribed by Regulations of the Board of Directors.  Decision to hold a meeting of the Board of Directors of the Company by absentee voting shall be taken by the Chairman of the Board of Directors.

33.2 Meetings of the Board of Directors of the Company shall be convened as necessary, but at least twice a quarter, and be called by the Chairman of the Board of Directors of the Company on his own initiative, at the request of a member of the Board of Directors of the Company, the Audit Commission of the Company or the Auditor of the Company, as well as at the request of the executive body of the Company.

33.3 Not later than 30 (thirty) days before the annual General Meeting of shareholders of the Company, a meeting of the Board of Directors of the Company shall be held in order to approve preliminary those annual reports, annual accounting statement, including accounts of profits and losses of the Company, Auditor’s report, report of the Audit Commission of the Company covering the results of examination of the annual accounting statement, that should be submitted for approval of the annual General Meeting of shareholders. At the such Board meeting, the Chairman of the Board of Directors of the Company shall present complete current financial information to the Board of Directors, as well as complete report on the current state in the Company, on basic results of its business activity and plans of the Company.

33.4 Meetings of the Board of Directors shall be held at the Company location or at any other place, defined by the Board of Directors.

33.5 Members of the Board of Directors shall be timely notified of the coming meeting of the Board of Directors. Such a notice shall include the meeting agenda.

33.6 A quorum required to hold meetings of the Board of Directors of the Company shall be a half of elected members of the Board of Directors. Should the number of members of the Board of Directors of the Company become less than a number constituting such quorum, the Board of Directors of the Company shall take a decision to hold an extraordinary General Meeting of shareholders in order to elect a new membership of the Board of Directors of the Company. In this case, powers of the Board of Directors of the Company shall terminate, except for powers related to preparation, convening and holding of such extraordinary General Meeting of shareholders.

33.7 When taking decisions at the meeting of the Board of Directors of the Company, each member of the Board of Directors has 1 (one) vote.

33.8 Unless otherwise specified by law or by this Charter, a decision of the Board of Directors shall be deemed accepted, if more than a half of members of the Board of Directors, participating in the meeting of the Board, has voted in its favor. Should the votes be equally split, the Chairman of the Board of Directors shall have a casting vote.

33.9 For the purpose of defining a quorum and of counting results of the vote taken on agenda items of a meeting of the Board of Directors, account shall be taken of a written opinion of an absent member of the Board of Directors. A written opinion of member of the Board of Directors shall be attached to the Minutes of the meeting.

33.10 In the cases, stipulated in the Federal law «On joint-stock companies», when voting on relevant issues, the votes of retired members of the Board of Directors of the Company shall be disregarded. The following categories of individuals shall be referred to retired members of the Board of Directors:

(1) a member of the Board of Directors who has submitted to the Company (to the name of Chairman of the Board of Directors) a notice of voluntary resignation as a member of the Board of Directors, as of the date when such notice has been received by the Chairman of the Board of Directors;

(2) the member of the Board of Directors disqualified by a court decision;

(3) a deceased member of the Board of Directors.

If the notice of resignation of a member of the Board of Directors has been received by the Company later than 10 calendar days in advance of the next meeting of the Board of Directors, the notifying member of the Board of Directors shall be deemed retired after the regular meeting of the Board of Directors has been held before which the notice had been submitted. The signature of the member of the Board of Directors on the resignation notice shall be certified by a notary.

33.11 No transfer of the voting right from one member of the Board of Directors of the Company to another shall be permitted.

33.12 The casting vote of the Chairman of the Board of Directors of the Company shall not be used by the Deputy Chairman of the Board of Directors or any other member of the Board of Directors, who performs Chairman’s functions in Chairman absence.

33.13 Minutes of a meeting of the Board of Directors shall be taken by the Secretary of the Board of Directors. Minutes of a meeting of the Board of Directors of the Company shall be executed within 3 (three) days of the meeting date. Minutes of a meeting of the Board of Directors of the Company shall be signed by the Secretary and the Chairman of the Board of Directors. The Minutes shall be accompanied by documents approved by the Board of Directors. Extracts from Minutes of the General Meeting of shareholders shall be signed by the Secretary of the General Meeting of shareholders.

33.14 Additional requirements to procedures of holding meetings of the Board of Directors of the Company are set by applicable laws, by Regulations of the Board of Directors and by other internal documents of the Company.

34. EXECUTIVE BODIES OF THE COMPANY

34.1 Executive bodies of the Company shall be collective executive body — the Board of Directors and the Sole executive body — the President.

34.2 Executive bodies shall manage current activities of the Company and report to the Board of Directors and to the General Meeting of shareholders.

34.3 Terms of reference of executive bodies of the Company shall include the solution of all issues of current activities of the Company, except for those issues, which are referred to terms of reference of General Meeting of shareholders and of the Board of Directors of the Company.

34.4 Executive bodies of the Company shall be established by the Board of Directors of the Company.

34.5 Rights and obligations of Executive bodies shall be regulated by applicable laws, by this Charter and by internal normative documents of the Company.

34.6 Executive bodies of the Company shall organize activities of the Company and be responsible for results of these activities, ensure the enforcement of decisions taken at General Meetings of shareholders and by the Board of Directors.

34.7 Executive bodies of the Company shall be responsible for effective economic, financial, scientific and technical and social policies of the Company.

34.8 Holding an office in managing bodies of other organizations by the President and members of the Board of Directors shall be permitted only with the Board of Directors’ consent.

34.9 Board of Directors of the company is shall be entitled to take decision on an early termination of the President’s powers, as well as powers of an individual member of the Management or of all members of Management and on establishing new executive bodies of the Company.

34.10 If functions of the Sole executive body are performed by a managing organization (an Executive Manager), then such managing organization  (Executive Manager) shall not be entitled to exercise identical functions in organization — competitor of the Company.

35. MANAGEMENT OF THE COMPANY

35.1 The Management of the Company, within its terms of reference, as set forth by this Charter, by decisions of General Meetings of shareholders, of the Board of Directors and by internal documents of the Company endorsed by General Meetings of shareholders, shall be responsible for the following issues:

(1) organizing an efficient management of the Company’s everyday operations;

(2) developing basic principles for planning the Company activity;

(3) development and implementation of  the Company current economic policy with a view of increasing  the Company’s profitability and competitiveness;

(4) drafting quarterly, annual and advanced plans of  the Company’s activity, budget and investment program and overseeing their execution;

(5) drafting and founding proposals on improvement of internal organizational and managerial structure of  the Company;

(6) drafting and submitting for approval by the Board of Directors of proposals on strategic organization and planning of the activity of  the Company as a whole;

(7) development of financial and investment strategies and lists of specific tasks for  the Company’s everyday operations;

(8) drafting and submitting for approval by the Board of Directors of key standards of Corporate ethics  including matter of confidentiality and information resources’ management;

(9) developing and enhancing  the Company employees’ motivation system;

(10) drafting proposals to  the Company President  and  Board of Directors relative to the annual results to be achieved by  the Company in pursuing the general goals of activity;

(11) submitting reports to the Board of Directors, Audit Commission, and Company Auditor;

(12) by a Management Chairman decision, a preliminary consideration of materials to be submitted to members the Board of Directors and  the Company shareholders in preparation for meetings of the Board of Directors and  General Meetings of shareholders;

(13) supporting the enforcement of decisions taken by General Meetings of shareholders and the Board of Directors;

(14) issues of interaction with Company’s subsidiaries and affiliated companies;

(15) examination of activity results the subsidiaries and affiliated companies;

(16) drafting proposals to the Board of Directors of  the Company for approval of the budget and the finance and economic activity plan of  the Company as well as for making amendments to the previously approved budget of  the Company;

(17) approval of internal documents submitted for the Management consideration by decision of the President of  the Company;

(18) participation in resolving labor disputes and appointment of a representative from the administration for an out-of-court settlement of disputed on hand;

(19) development and submission to Company’s Board of Directors of proposals on subjects set forth in Article 32, Clause 41, hereof and in cases, when approval of resolutions by Company’s Board of Directors on transactions set forth in Article 32, Clause 41, hereof is not required, preliminary approval of such transactions including approval of material terms and conditions of such transactions, including, but not limited to, provisions specifying the number of acquired, alienated or encumbered shares or provisions specifying the size of the acquired, alienated or encumbered equity stake and the transaction value;

(20) discussion of other issues of the current activities of the Company.

35.2 The President of the Company shall be entitled to submit for Management considerations any issue of the Company’s current activity that is not within the terms of reference of the Company’ General Meeting of shareholders or the Board of Directors.

35.3 Personal and quantitative membership of the Management shall be approved by the Board of Directors at the suggestion of the President of the Company for the term defined by the Board of Directors at the time of establishing the Management. The term of the Management shall not exceed the term of the office for the acting President of the Company. Members of the Management may be reelected for unlimited number of terms.

35.4 A contract with a member of the Management on behalf of the Company shall be signed by the Chairman of the Board of Directors of the Company, or by a person authorized by the Board of Directors. Terms and conditions of such a contract shall be approved by the Board of Directors of the Company. Members of the Management of the Company, who signed the engagement contracts with the Company, are subject to specific labor regulations set forth in chapter 43 of the Labor Code of the Russian Federation.

35.5 The Board of Directors shall be entitled to terminate powers of any member of the Management at any time.

35.6 When powers a member of the Management are terminated, such member of the Management shall, within the timeframe defined by the engagement contract, present a report on his/her activity to the Board of Directors of the Company.

35.7 The Management shall carry out its activities by holding meetings and taking decisions. Meetings of the Management are conducted according to a plan. Meetings of the Management are called by the Chairman of the Management or by request of any member of the Management, the Board of Directors, Audit Commission or Auditor of the Company. A resolution of the Company’s Management on the issues falling within its terms of reference may be adopted by absentee voting (polling).

35.8 Agenda of a regular meeting of the Management is defined according to the plan of the Management activity, by proposals of the Chairman and members of the Management. At such meetings, a written opinion of an absent member of the Management shall be taken into account when defining a quorum and drawing balance of the vote taken on agenda items.

35.9 The Management shall be entitled to take decisions (has a quorum), if a meeting of the Management is attended by at least a half of its members. If the number of present members of the Management is less than necessary for a quorum, the Board shall take a decision on establishing a new Management.

35.10 Decisions on agenda items at the meetings of the Management are taken by a simple majority of votes of the meeting participants. Should the votes be split equally, the Chairman of the Management shall have a casting vote.

35.11 If a member of the Management disagrees with a decision taken, he/she may request that his/her special opinion be attached to the Minutes of a meeting of the Management; within 2 days of the date of the meeting of the Management, he/she shall submit such special opinion in writing to the Secretary of the Management.

35.12 Members of the Management shall act within the terms of reference defined in this Charter, in internal documents of the Company, by decisions of the General Meetings of shareholders, of the Board of Directors and/or based on powers of attorney of the President of the Company.

36. PRESIDENT OF THE COMPANY

36.1 President of the Company shall be vested with all necessary powers to execute an everyday management of the Company activity and to solve corresponding issues, not referred to the terms of reference of the General Meeting of shareholders, of the Board of Directors and of the Management of the Company.

36.2 The President shall represent the viewpoint of executive bodies at meetings of the Board of Directors and at General Meetings of shareholders.

36.3 The President shall head the Management of the Company and organize its work.

36.4 The President, without any proxy, shall act on behalf of the Company and represent its interests in relationships with any persons on any issues, including representing and defending interests of the Company before state authorities and in court.

36.5 Within his/her terms of reference, the President shall perform the following functions:

(1) disposal, in interest and on behalf of the Company, of the Company property and funds;

(2) entering, on behalf of the Company, into transactions both in the Russian Federation and abroad, except for the cases provided for by the Russian law and this Charter.  Transactions involving property with the value exceeding one hundred million (100,000,000) US dollars in ruble equivalent as well as transactions involving alienation/possible alienation of plots of land or buildings (including objects of uncompleted construction), residential and non-residential premises (involving objects with the total floor space over one thousand (1,000) square meters) shall be made in accordance with requirements of this Charter;

(3) approval of the list of personnel of the Company, hiring and dismissing the Company staff in compliance with applicable laws of the Russian Federation, approval of internal working rules of the Company and setting out the remuneration system, incentives for excelled employees and  applying disciplinary sanctions;

(4) definition of a detailed internal structural and functional division of the Company’s main departments directly accounting to the President (blocks, business units and other subdivisions of the same status), as well as endorsement of the organizational structure and the detailed internal structural and functional division of all other Company’s structural elements including departments, divisions and other Company units of the same status;

(5) organizing financial and tax accounting and financial reporting, ensuring safekeeping of accounting documentation, accounting registers and accounting statements;

(6)  taking measures to ensure state secrecy data privacy with development and usage of measures of keeping data confidentiality, data security, counteractions against foreign technical intelligence, security and fire safety;

(7)  determination of content and volume of data that is a trade secret or other confidential information of the Company as well as security procedures to be in compliance with the legislation of the Russian Federation;

(8) adoption of measures for ensuring the safety of commercial and confidential information, related to Company;

(9) presenting Company interests in court, in arbitrage and in arbitration court;

(10) issuance of powers of attorney for performing any actions on behalf of the Company, including those with power  to delegate such power of attorney;

(11) issuing orders, approval of internal documents of the Company to regulate financial and economic activity of the Company, activity of internal structural subdivisions of the Company and other internal documents except for those whose approval referred to the terms of reference of General Meeting of shareholders of the Company, or of the Board of Directors;

(12) submission, at the President’s discretion, of documents indicated in 36.1.9 of this Charter for consideration by the Management of the Company.

(13) exercising any other powers as required for everyday management of the Company’s activity.

36.6 Within powers vested in him, the President shall issue orders and give written and verbal instructions that should be binding upon all Company employees.

36.7 The President is appointed by the Board of Directors of the Company for 3 (three) years, and may be reelected for unlimited number of times.

36.8 An engagement contract with the President on behalf of the Company is signed by the Chairman of the Board of Directors of the Company, or by a person, authorized by the Board of Directors. Terms and conditions of such a contract shall be approved by the Board of Directors of the Company.

36.9 Requirements that should be met by persons elected to the President position may be set forth by Regulations on the President of the Company and/or by a decision of the Board of Directors.

36.10 The President of the Company, in performing functions vested in him/her shall be governed by the laws of the Russian Federation, provisions of this Charter and internal documents of the Company.

PART VI. CONTROL OF FINANCIAL AND ECONOMIC ACTIVITIES OF THE COMPANY

37. AUDITOR OF THE COMPANY

37.1 To carry out examination and approval of the annual financial statements of the Company, the General Meeting of shareholders shall approve, on an annual basis, Auditor of the Company.

37.2 Terms of the Auditor engagement contract shall define the way the financial and economic activity of   the Company be examined by the Auditor.

38. AUDIT COMMISSION OF THE COMPANHY

38.1 Monitoring financial and economic activities of the Company (internal audit) shall be carried out by Audit Commission of the Company (hereinafter referred to as Commission), constituted of 3 (three) persons.

38.2 Activity of the Audit Commission shall be regulated by the laws of Russian Federation, by this Charter and by Regulations on the Audit Commission of the Company adopted in accordance with the Charter.

38.3 The Audit Commission shall be elected by General Meeting of shareholders from among the shareholders or candidates nominated by shareholders, provided that they are not members of the Board of Directors, do not hold any position in the executive bodies of the Company, and do not perform functions of the Accountant general of the Company in the period to the next annual General Meeting of shareholders. Members of the Audit Commission may be reelected for the next term. Powers of all and any of members of the Commission may be, on reasonable grounds, terminated earlier by decision of the General Meeting of shareholders taken by a simple majority of votes.

38.4 The Commission activities shall be guided by its Chairman elected at the first meeting of the Commission.

38.5 The Audit Commission shall undertake examinations on its own initiative, by instruction of General Meeting of shareholders, of the Board of Directors or on the request of shareholders owing in aggregate not less than 10% (ten percents) of voting shares of the Company. Planned auditing shall be carried out at least once a year. During the auditing, members of the Audit commission shall be entitled to request the Company officials to make available all necessary documents and provide personal explanations. The Audit Commission shall submit the auditing results to General Meeting of shareholders and to the Board of Directors of the Company.

38.6 In addition to the annual audit stipulated by laws of the Russian Federation, the Company may, at the request of shareholders owing in aggregate not less than 10% (ten percent) of voting shares, undergo an additional audit at any time by an organization chosen by requesting shareholder. Such additional audit shall be undertaken on the account of the requesting shareholder. Company officials shall ensure to the corresponding auditing organization a free access to Company accounting documents and to other documents as necessary to perform such an audit.

38.7 Annual report of the Company and annual accounting statement shall be submitted to General Meeting of shareholders only if accompanied by an Audit Commission report.

38.8 Results of document auditing and audits carried out by the Audit Commission shall be formalized in form of protocols signed by the Chairman and by those members of the Audit Commission, who performed the auditing, and shall be discussed at the Commission meetings. Protocols of audit and examinations, as well as Commission reports on annual financial statements and accounting reports of the Company shall be submitted to the Board of Directors.

38.9 Audit Commission shall be entitled, if necessary, to engage experts and independent audit companies on a contractual basis. In this case, additional costs shall be approved by the Board of Directors. Commission’s evaluation of costs shall be coordinated with the Board of Directors. The Audit commission shall be entitled to engage the Company staff without doing damage to a regular working process of the Company.

38.10 Members of the Audit Commission may receive compensation for performing their functions. The amount of such compensation shall be set by a decision of General Meeting of shareholders following a recommendation of the Board of Directors. Technical and financial support of the Audit commission activities shall be a duty of the President of the Company.

38.11 Audit Commission’s terms of reference shall include the following functions:

(1) carrying out documental auditing of financial and economic activity of the Company (comprehensive or selective), its trade, settling, foreign currency and other operations;

(2) checking the compliance with adopted cost evaluations, standards and limits;

(3) checking the timeliness and correctness of payments to suppliers of goods and services, payments to the state budgets, accruing and paying dividends, redemption of other obligations;

(4) checking the observance by  the Company of normative and legal acts, as well as decisions of the  General Meeting of shareholders and of the Board of Directors, by the Company and by its managing bodies;

(5) checking the reliability of everyday accounting, bookkeeping practice and statistical accounting and recording in the Company;

(6) checking the cash and property status of the Company;

(7) checking the observance of rules of office work and keeping financial documentation;

(8) checking the fulfillment of recommendations issued based on previous audits and checks.

38.12 Members of the Audit Commission shall be entitled to take part in meetings of the Board of Directors with a right of consultative vote.

38.13 Members of the Audit Commission shall be accountable for negligent performance of duties vested in them in accordance with the laws of the Russian Federation and this Charter.

38.14 Members of the Audit commission shall be financially responsible before the Company for any damage incurred by their disclosure of information, which is a subject of commercial secret of the Company.

38.15 Additional requirements with respect to the working procedure as well as to rights and obligations of the Audit Commission shall be set forth by Regulations on Audit Commission of the Company.